SUB-ITEM 77(c)


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                        AIM V.I. DEMOGRAPHIC TRENDS FUND


A Special Meeting of Shareholders of AIM V.I. Demographic Trends Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on October 31, 2006. The meeting was held for the following purpose:

(1) Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Demographic Trends Fund (the "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Capital Appreciation Fund ("Buying Fund"), also a portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matter were as follows:

                                                                                                    Votes            Withheld/
Matter                                                                        Votes For            Against           Abstentions
------                                                                        ---------            -------           -----------
(1)    Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Demographic Trends Fund (the
       "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Capital Appreciation Fund
       ("Buying Fund"), also a portfolio of Trust.  Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the
       corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the
       termination of the Fund as a designated series of Trust.8,242,088
                                                                                                   203,577           630,901

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                   ATTACHMENT A

[AIM INVESTMENTS LOGO APPEARS HERE]

                       AIM V.I. DEMOGRAPHIC TRENDS FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                              September 27, 2006

Dear Contract Owner:

     We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM V.I. Demographic Trends Fund (the "Fund") to AIM V.I. Capital Appreciation Fund ("Buying Fund"). This transaction will result in the combination of the two funds.

     Shares of the Fund and Buying Fund are each sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund and Buying Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of your Fund held by the separate account under your contract.

     A I M Advisors, Inc. ("AIM"), the investment advisor to AIM Variable Insurance Funds, conducted a review of its funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Variable Insurance Funds has approved the Plan and proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          -s- Philip A. Taylor

                                          Philip A. Taylor
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

                       AIM V.I. DEMOGRAPHIC TRENDS FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 31, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM V.I. Demographic Trends Fund (the "Fund"), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Capital Appreciation Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on October 31, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on August 24, 2006 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board of Trustees of Trust is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of beneficial interest in the Fund at the close of business on August 24, 2006 (the "Record Date"), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on the Record Date and who are entitled to instruct the corresponding separate account on how to vote.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD OR VOTING INSTRUCTION CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT, AT THE SPECIAL MEETING.

                                          -s- John M. Zerr

                                          John M. Zerr
                                          Secretary

September 27, 2006

    AIM V.I. DEMOGRAPHIC TRENDS FUND,         AIM V.I. CAPITAL APPRECIATION FUND,
             A PORTFOLIO OF                             A PORTFOLIO OF
      AIM VARIABLE INSURANCE FUNDS               AIM VARIABLE INSURANCE FUNDS
      11 GREENWAY PLAZA, SUITE 100               11 GREENWAY PLAZA, SUITE 100
        HOUSTON, TEXAS 77046-1173                  HOUSTON, TEXAS 77046-1173
             (800) 410-4246                             (800) 410-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                               SEPTEMBER 27, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of AIM V.I. Demographic Trends Fund. The Special Meeting will be held on October 31, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card or voting instruction card on or about September 27, 2006 to all shareholders entitled to vote at the Special Meeting.

     Each series of AIM Variable Insurance Funds ("Trust") is used solely as an investment vehicle for variable annuity and variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of any series of the Trust directly. As a contract owner of a variable annuity or variable life insurance contract that offers one or more series of the Trust as an investment option, however, you may allocate contract values to a separate account of the life insurance company that invests in a series of the Trust. All references in this Proxy Statement/Prospectus to "shareholder" or "shareholders" shall mean the "contract owner/separate account" or the "contract owners/separate accounts," respectively. All references in this Proxy Statement/Prospectus to "you" or "your" shall mean the "contract owner/separate account."

     At the Special Meeting, we are asking shareholders of AIM V.I. Demographic Trends Fund (your "Fund") to consider and approve a Plan of Reorganization (the "Plan") that provides for the reorganization of your Fund, an investment portfolio of Trust, with AIM V.I. Capital Appreciation Fund ("Buying Fund"), which is also an investment portfolio of Trust (the "Reorganization").

     In accordance with current law, the life insurance companies and their separate accounts, which are the shareholders of record of Trust, in effect, pass along their voting rights to the contract owners. Essentially, each life insurance company seeks instructions as to how its contract owners wish the life insurance company to vote the shares of Trust (i) owned by the life insurance company, but (ii) in which their contract owners may have or be deemed to have a beneficial interest. The life insurance companies communicate directly with the contract owners about the procedures that the life insurance companies follow in seeking instructions and voting shares under the particular separate accounts. Each share of a series of Trust that a contract owner beneficially owns entitles the contract owner to one vote on each proposal set forth in this Proxy Statement/ Prospectus (a fractional share has a fractional vote).

     All references in this Proxy Statement/Prospectus to "proxy card" shall mean the "proxy card" or "voting instruction card" you have received from Trust or from your applicable insurance company.

     Under the Plan, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of Buying Fund shares attributable to each contract owner immediately after and as a result of the Reorganization will be the same as the value of your Fund shares attributable to each contract owner immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of Trust (the "Board") has approved the Plan and the Reorganization as being advisable and in the best interests of your Fund.

     Trust is a registered open-end management investment company that issues its shares in separate series. Your Fund and Buying Fund are both series of Trust. A I M Advisors, Inc. ("AIM") serves as the investment advisor to both your Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Your Fund and Buying Fund have similar investment objectives and invest in similar types of securities. Your Fund seeks long-term growth of capital and Buying Fund seeks growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Plan. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectuses of your Fund (Series I and Series II) dated May 1, 2006, (the "Selling Fund Prospectuses"), together with the related Statement of Additional Information dated May 1, 2006, as supplemented, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus. The Prospectuses of Buying Fund (Series I and Series II) dated May 1, 2006, (the "Buying Fund Prospectuses"), and the related Statement of Additional Information dated May 1, 2006, and the Statement of Additional Information relating to the Reorganization dated September 27, 2006, are on file with the SEC. The Buying Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus and copies of the Buying Fund Prospectuses are attached as Appendix II to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganization dated September 27, 2006, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust.

     Copies of the Prospectuses of Buying Fund and your Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246.

     Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semi-annual report succeeding the annual report, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246. Such reports will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SUMMARY.....................................................    1
  The Reorganization........................................    1
  Comparison of Fees and Expenses...........................    2
  Comparison of Investment Objectives and Principal
     Strategies.............................................    4
  Comparison of Multiple Class Structures...................    5
  Comparison of Sales Charges...............................    5
  Comparison of Performance.................................    5
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................    8
  The Board's Recommendation................................    8
RISK FACTORS................................................    9
  Risks Associated with Buying Fund.........................    9
  Comparison of Risks of Buying Fund and Your Fund..........    9
INFORMATION ABOUT BUYING FUND...............................    9
  Description of Buying Fund Shares.........................    9
  Management's Discussion of Fund Performance...............    9
  Financial Highlights......................................    9
ADDITIONAL INFORMATION ABOUT THE PLAN.......................   10
  Terms of the Reorganization...............................   10
  The Reorganization........................................   10
  Board Considerations......................................   10
  Other Terms...............................................   12
  Federal Income Tax Consequences...........................   13
  Accounting Treatment......................................   14
RIGHTS OF SHAREHOLDERS......................................   14
CAPITALIZATION..............................................   14
LEGAL MATTERS...............................................   14
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   15
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   15
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   15
  General Information.......................................   15
  Proxy Statement/Prospectus................................   16
  Time and Place of Special Meeting.........................   16
  Voting in Person..........................................   16
  Voting by Proxy...........................................   16
  Quorum Requirement and Adjournment........................   17
  Vote Necessary to Approve the Plan........................   17
  Proxy Solicitation........................................   17
  Other Matters.............................................   17
  Ownership of Shares.......................................   17
  Security Ownership of Management and Trustees.............   17

EXHIBIT A....................................  Classes of Shares of Your Fund and
                                               Corresponding Classes of Shares of Buying
                                               Fund
EXHIBIT B....................................  Shares Outstanding of Each Class of Your Fund
                                               on Record Date
EXHIBIT C....................................  Ownership of Shares of Your Fund
EXHIBIT D....................................  Ownership of Shares of Buying Fund
APPENDIX I...................................  Plan of Reorganization
APPENDIX II..................................  Prospectuses of Buying Fund (Series I and
                                               Series II)
APPENDIX III.................................  Discussion of Performance of Buying Fund
APPENDIX IV..................................  Financial Highlights of Buying Fund (Series I
                                               and Series II)

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS. ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. AIM believes that the shareholders of your Fund will benefit from the proposed Reorganization because the combination of the funds will allow Buying Fund the best available opportunities for investment management, growth prospects and potential operating efficiencies.

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganization is advisable and in the best interests of your Fund and that the interests of the shareholders of your Fund will not be diluted as a result of the Reorganization. Your Fund and Buying Fund have similar investment objectives, utilize similar investment strategies and invest in similar securities. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies because certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. For additional information concerning the factors the Board considered in approving the Plan, see "Additional Information About the Plan -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Plan. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATION

     The Reorganization will result in the combination of your Fund with Buying Fund. Both your Fund and Buying Fund are separate series of Trust, a Delaware statutory trust.

     If shareholders of your Fund approve the Plan and other closing conditions are satisfied, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund, and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Plan -- Other Terms."

     The shares of Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the net value of the assets of your Fund transferred to Buying Fund. The value of Buying Fund shares attributable to each contract owner immediately after and as a result of the Reorganization will be the same as the value of your Fund shares attributable to each contract owner immediately prior to the Reorganization. A copy of the Plan is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Plan."

     Trust will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Plan -- Federal Income Tax Consequences."

COMPARISON OF FEES AND EXPENSES

  FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of your Fund and of Series I and Series II shares of Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in the table. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher.

                                                 AIM V.I.           AIM V.I. CAPITAL       AIM V.I. CAPITAL
                                               DEMOGRAPHIC         APPRECIATION FUND      APPRECIATION FUND
                                             TRENDS FUND YOUR         BUYING FUND          BUYING FUND PRO
                                             FUND (12/31/05)           (12/31/05)           FORMA COMBINED
                                           --------------------   --------------------   --------------------
                                           SERIES I   SERIES II   SERIES I   SERIES II   SERIES I   SERIES II
                                            SHARES     SHARES      SHARES     SHARES      SHARES     SHARES
                                           --------   ---------   --------   ---------   --------   ---------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on
  Purchase (as a percentage of offering
  price).................................     N/A        N/A         N/A        N/A         N/A        N/A
Maximum Deferred Sales Charge (as a
  percentage of original purchase price
  or redemption proceeds, as
  applicable)............................     N/A        N/A         N/A        N/A         N/A        N/A
ANNUAL FUND OPERATING
  EXPENSES(1),(2)(expenses that are
  deducted from fund assets)
Management fees..........................    0.77%      0.77%       0.61%      0.61%       0.61%      0.61%
Distribution and/or Service (12b-1)
  Fees...................................      --       0.25%         --       0.25%         --       0.25%
Other Expenses...........................    0.38%      0.38%       0.29%      0.29%       0.29%      0.29%
Total Annual Fund Operating Expenses.....    1.15%      1.40%       0.90%      1.15%       0.90%      1.15%
Fee Waiver(3),(4),(5)....................    0.14%      0.14%         --         --          --         --
Net Annual Fund Operating Expenses.......    1.01%      1.26%       0.90%      1.15%       0.90%      1.15%

---------------

"N/A" in the table above means "not applicable."

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2005 and are expressed as percentage of the Fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) As a result of a reorganization of another fund into AIM V.I. Capital Appreciation Fund, which occurred on May 1, 2006, AIM V.I. Capital Appreciation Fund's Total Annual Fund Operating Expenses have been restated to reflect such reorganization.

(3) Effective January 1, 2005 through December 31, 2009, the advisor for AIM V.I. Demographic Trends Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual rate of 0.695% of the first $250 million, plus 0.67% of the next $250 million, plus 0.645% of the next $500 million, plus 0.62% of the next $1.5 billion, plus 0.595% of the next $2.5 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

(4) Effective, July 1, 2005, the advisor for AIM V.I. Demographic Trends Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares and Series II shares to 1.01% and 1.26% of average daily nets assets, respectively. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Net Annual Fund Operating Expenses to exceed the number reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items; and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the expense offset arrangements from which the Fund may benefit are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The Fee Waiver has been restated to reflect this agreement. This limitation agreement is in effect through at least April 30, 2008.

(5) Effective upon the close of the Reorganization, the advisor for AIM V.I. Capital Appreciation Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed above in footnote 4) of Series I shares and Series II shares to 1.01% and 1.26% of average daily net assets, respectively. The expense limitation agreement is in effect through at least April 30, 2008.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of your Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the Reorganization are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated. The Example also assumes that your investment has a 5% return each year, that the operating expenses remain the same and includes the effects of contractual fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                         ONE    THREE   FIVE     TEN
                                                         YEAR   YEARS   YEARS   YEARS
                                                         ----   -----   -----   ------
AIM V.I. DEMOGRAPHIC TRENDS FUND (YOUR FUND)
Series I...............................................  $103   $337    $597    $1,364
Series II..............................................   128    415     730     1,647
AIM V.I. CAPITAL APPRECIATION FUND (BUYING FUND)
Series I...............................................  $ 92   $287    $498    $1,108
Series II..............................................   117    365     633     1,398
AIM V.I. CAPITAL APPRECIATION FUND (BUYING FUND) --
PRO FORMA COMBINED
Series I...............................................  $ 92   $287    $498    $1,108
Series II..............................................   117    365     633     1,398

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT YOUR FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  Advisor Compensation

     The current investment advisory fee schedule of Buying Fund is lower than that of your Fund. As a result, if shareholders approve the Reorganization, the current investment advisory fee schedule applicable to Buying Fund will remain in effect for the combined fund, as follows:

ANNUAL RATE                                                          NET ASSETS
-----------                                                          ----------
0.65%.......................................................  First $250 million
0.60%.......................................................  Excess over $250 million

     While AIM has contractually agreed to waive its advisory fees through December 31, 2009, on both your Fund and Buying Fund in connection with a settlement agreement reached with the New York Attorney General, the waiver for Buying Fund is lower than the waiver for your Fund. For the period January 1, 2005 to December 31, 2009, the following advisory fee rates will apply after the waiver:

ANNUAL RATE                                                          NET ASSETS
-----------                                                          ----------
0.695%......................................................  First $250 million
0.625%......................................................  Next $750 million
0.62%.......................................................  Next $1.5 billion
0.595%......................................................  Next $2.5 billion
0.57%.......................................................  Next $2.5 billion
0.545%......................................................  Next $2.5 billion
0.52%.......................................................  Amounts over $10 billion

     Before and after giving effect to the Reorganization, the total annual operating expenses of the combined fund as a percentage of average net assets are expected to be lower than that of your Fund.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Your Fund and Buying Fund have similar investment objectives and invest in similar types of securities. Your Fund seeks long-term growth of capital and Buying Fund seeks growth of capital. Your Fund invests primarily in demographic trends companies, which are large or medium-sized companies that have market leading positions and certain financial characteristics described in your Fund's Prospectus. Buying Fund invests primarily in large-capitalization companies that AIM believes have the potential for above-average growth in revenues and earnings.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

AIM V.I. DEMOGRAPHIC TRENDS FUND (YOUR FUND)    AIM V.I. CAPITAL APPRECIATION FUND (BUYING FUND)
--------------------------------------------    ------------------------------------------------
                                     INVESTMENT OBJECTIVES
- Long-term growth of capital                   - Growth of capital
                                     INVESTMENT STRATEGIES
- Invests in securities of companies that       - Invests principally in common stocks of
  are likely to benefit from changing             companies the portfolio managers believe are
  demographics, economic and lifestyle            likely to benefit from new or innovative
  trends. These securities may include            products, services or processes as well as
  common stocks, convertible bonds,               those that have experienced above-average,
  convertible preferred stocks and warrants       long-term growth in earnings and have
  of companies within a broad range of            excellent prospects for future growth. The
  market capitalizations. The portfolio           portfolio managers consider whether to sell a
  managers purchase securities of companies       particular security when any of these factors
  that have experienced, or that they             materially changes.
  believe have the potential for,
  above-average, long-term growth in
  revenues and earnings. The portfolio
  managers consider whether to sell a
  particular security when they believe the
  security no longer has that potential.
- May invest up to 25% of its total assets      - May invest up to 25% of its total assets in
  in foreign securities.                          foreign securities.
- No corresponding strategy.                    - A larger position in cash or cash equivalents
                                                  could also detract from the achievement of the
                                                  fund's objective, but could also reduce the
                                                  fund's exposure in the event of a market
                                                  downturn.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of your Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of your Fund will receive in the Reorganization can be found at Exhibit A. For information regarding the features of each of the share classes of your Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization. In addition, no sales charges are applicable to Series I or Series II shares of either your Fund or Buying Fund. There may be, however, sales and additional other expenses associated with your variable annuity or variable life contract through which you invest in your Fund and Buying Fund.

COMPARISON OF PERFORMANCE

     Bar charts showing the annual total returns for calendar years ended December 31, 2005 for Series I shares of your Fund and Buying Fund can be found below. Also included below are tables showing the average annual total returns for the periods indicated for your Fund and Buying Fund. For more information regarding the total return of your Fund, see the "Financial Highlights" section of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

  AIM V.I. DEMOGRAPHIC TRENDS FUND (YOUR FUND)

     The following bar chart shows changes in the performance of your Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

YEARS ENDED
DECEMBER 31                                                      %
-----------                                                   -------
2000........................................................  -17.90%

2001........................................................  -31.91%

2002........................................................  -32.20%

2003........................................................   37.47%

2004........................................................    8.25%

2005........................................................    6.21%

     During the periods shown in the bar chart, the highest quarterly return was 23.67% (quarter ended December 31, 2001) and the lowest quarterly return was -31.55% (quarter ended March 31, 2001). The year-to-date return of your Fund's Series I shares as of June 30, 2006 was 0.67%.

     The following performance table compares your Fund's performance to the performance of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. Your Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of your Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

(FOR THE PERIODS ENDED DECEMBER 31, 2005)   1-YEAR   5-YEARS   SINCE INCEPTION   INCEPTION DATE
-----------------------------------------   ------   -------   ---------------   --------------
Series I..................................   6.21%    (6.11)%       (8.18)%         12/29/99
Series II(1)..............................   6.07     (6.31)        (8.38)          12/29/99
S&P 500--Registered Trademark--
  Index(2)................................   4.91      0.54         (1.13)          12/31/99(5)
Russell 3000--Registered Trademark--
  Growth Index(3).........................   5.17     (3.15)        (6.67)          12/31/99(5)
Lipper Multi-Cap Growth Funds Index(4)....   9.13     (2.90)        (4.49)          12/31/99(5)

---------------

(1) The returns shown for these periods are the blended returns of the historical performance of your Fund's Series II shares since their inception and the restated historical performance of the predecessor to your Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of your Fund's Series I shares. The inception date of your Fund's Series II shares is November 7, 2001.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. Your Fund has also included the Russell 3000--Registered Trademark-- Growth Index, which your Fund believes more closely reflects the performance of the types of securities in which your Fund invests. In addition, your Fund has included the Lipper Multi-Cap Growth Funds Index (which may or may not include your Fund) for comparison to a peer group.

(3) The Russell 3000--Registered Trademark-- Growth Index measures the performance of those stocks in the Russell 3000--Registered Trademark-- Index with higher price-to-book ratios and higher forecasted growth values. The Russell 3000--Registered Trademark-- index includes a representative sample of 3000 of the largest U.S. companies in leading industries and represents approximately 98% of the investable U.S. Equity market.

(4) The Lipper Multi-Cap Growth Funds Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth category. These funds, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their assets in any one market capitalization range over an extended period of time. Multi-Cap funds typically have between 25% and 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Multi-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P 500 Index. The S&P SuperComposite 500 Index is a market cap weighted index made up of 1500 liquid securities of companies with market capitalizations of $300 million and above, and represents the small-, mid-, and large-cap markets.

(5) The average annual total return given is since the month end closest to the inception date of the class with the longest performance history.

  AIM V.I. Capital Appreciation Fund (Buying Fund)

     The following bar chart shows changes in the performance of Buying Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

YEARS ENDED
DECEMBER 31                                                      %
-----------                                                   -------
1996........................................................   17.58%

1997........................................................   13.50%

1998........................................................   19.30%

1999........................................................   44.61%

2000........................................................  -10.91%

2001........................................................  -23.28%

2002........................................................  -24.35%

2003........................................................   29.52%

2004........................................................    6.62%

2005........................................................    8.83%

     During the periods shown in the bar chart, the highest quarterly return was 35.78% (quarter ended December 31, 1999) and the lowest quarterly return was -23.09% (quarter ended September 30, 2001). The year-to-date return of Buying Fund's Series I shares as of June 30, 2006 was -0.36%.

     The following performance table compares Buying Fund's performance to the performance of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. Buying Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Buying Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product, if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

(FOR THE PERIODS ENDED DECEMBER 31, 2005)       1-YEAR   5-YEARS   10-YEARS   INCEPTION DATE
-----------------------------------------       ------   -------   --------   --------------
Series I......................................   8.83%    (2.70)%    5.99%       05/05/93
Series II(1)..................................   8.58     (2.94)     5.73        05/05/93
S&P 500 Index(2)..............................   4.91      0.54      9.07
Russell 1000--Registered Trademark-- Growth
  Index(3)....................................   5.26     (3.58)     6.73
Lipper Multi-Cap Growth Funds Index(4)........   9.13     (2.90)     7.23

---------------

(1) The returns shown for these periods are the blended returns of the historical performance of Buying Fund's Series II shares since their inception and the restated historical performance of the predecessor Buying Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of the Buying Fund's Series I shares. The inception date of Buying Fund's Series II shares is August 21, 2001.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Buying Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Buying Fund has also included the Russell 1000--Registered Trademark-- Growth Index, which Buying Fund believes more closely reflects the performance of the types of securities in which Buying Fund invests. In addition, Buying Fund has included the Lipper Multi-Cap Growth Funds Index (which may or may not include Buying Fund) for comparison to a peer group.

(3) The Russell 1000--Registered Trademark-- Growth Index measures the performance of those securities in the Russell 1000--Registered Trademark-- Index with a higher than average growth forecast. The Russell
    1000--Registered Trademark-- Index measures the performance of the largest 1,000 companies domiciled in the United States.

(4) The Lipper Multi-Cap Growth Funds Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth category. These funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P 500 Index.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of your Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Your Fund and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of their Series II shares. Both your Fund and Buying Fund have engaged AIM Distributors to provide such services either directly or through third parties. The fee tables beginning on page 2 include comparative information about the distribution and service fees payable by the Series II shares of your Fund and Buying Fund. The Series II shares of Buying Fund have the same distribution and service fees as the Series II shares of your Fund.

     The purchase and redemption procedures of your Fund and Buying Fund are identical. For information regarding the purchase and redemption procedures of your Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of your Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

     The values of convertible securities in which Buying Fund may invest also will be affected by market interest rates, the risk that the issuer may default on interest or principal payments and the value of the underlying common stock into which these securities may be converted. Specifically, since these types of convertible securities pay fixed interest and dividends, their values may fall if market interest rates rise and rise if market interest rates fall. Additionally, an issuer may have the right to buy back certain of the convertible securities at a time and at a price that is unfavorable to Buying Fund.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     The risks associated with an investment in your Fund are similar to those described above for Buying Fund because the two funds have similar investment objectives and investment strategies.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value at the option of the shareholder or at the option of Trust in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different class-specific expenses. There are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its annual report to shareholders for the annual period ended December 31, 2005 is set forth in Appendix III of this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the "Financial Highlights" of Buying Fund attached to this Proxy
Statement/Prospectus as Appendix IV, which are more current than and should be read in lieu of the "Financial Highlights" sections of the Buying Fund Prospectuses that are attached to this Proxy Statement/Prospectus as Appendix II.

                     ADDITIONAL INFORMATION ABOUT THE PLAN

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Plan. Significant provisions of the Plan are summarized below; however, this summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix I to this Proxy
Statement/Prospectus.

THE REORGANIZATION

     Consummation of the Reorganization (the "Closing") is expected to occur on or about November 6, 2006, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on November 3, 2006 (the "Valuation Date"). The last day that purchases or redemptions may be made on your Fund is November 2, 2006. Any purchase or redemption orders received by your Fund from insurance companies on November 6, 2006, with a requested trade date of November 3, 2006, will be processed as of November 3, 2006 for the Buying Fund. At the Effective Time, all of the assets of your Fund will be delivered to Trust's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of your Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of your Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of your Fund so transferred, assigned and delivered, all determined and adjusted as provided in the Plan. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of your Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of your Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(a) all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2005 and for the shorter taxable year beginning on January 1, 2006 and ending on the Closing and (b) all of your Fund's net capital gain recognized in its taxable year ended December 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Plan.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of your Fund from shareholders in accordance with the Plan and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM proposed that the Board consider the Reorganization at an in-person meeting of the Board held on June 27, 2006, at which preliminary discussions of the Reorganization took place. After careful consideration and after weighing the pros and cons of the Reorganization, the Board of your Fund determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders, and approved the Plan and the Reorganization at a meeting of the Board held on August 1, 2006.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of your Fund and Buying Fund.

     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization.

     - The comparative performance of your Fund and Buying Fund.

     - The comparative sizes of your Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization.

     - The projected financial impact to AIM and its affiliates of the Reorganization.

     - Analysis of the accounting and performance survivor.

     AIM proposed the Reorganization as part of an effort to consolidate AIM's growth fund offerings within the variable insurance marketplace, and an agreement reached and effected in 2005 to terminate AIM's relationship with your Fund's former sub-adviser, H.S. Dent Advisors, Inc. In considering the Reorganization, the Board noted that the funds have similar investment objectives and invest in similar types of securities. In addition, Buying Fund's performance track record is better than your Fund's and the expenses of the combined fund are expected to be lower than those of your Fund.

     The Board noted that the funds both attract investors looking for a mid- to large-cap investment program. The Board also noted that since September 16, 2005, Buying Fund and your Fund have been managed using the same discipline by the same lead portfolio manager and portfolio management team. The Board noted that because Buying Fund and your Fund have similar investment objectives and similar investment strategies, there is significant portfolio overlap between the funds. As of April 30, 2006, approximately 87% of your Fund's total net assets were invested in securities Buying Fund also owns.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the Reorganization. The portfolio composition, investment objectives and strategies of the combined fund will be those of Buying Fund. The expense structure of Buying Fund will also apply to the combined fund. Although the portfolio management team of the combined fund is similar to the team that has managed your Fund since its inception in 1999, the anticipated utilization of Buying Fund's long-term investment style is a greater indicator that the combined fund will more closely resemble Buying Fund than your Fund in the future. Consequently, the Board determined that Buying Fund's performance track record more accurately reflects the results of the investment process that the combined fund will utilize after the Reorganization. Finally, the Board considered the relative sizes of the two funds and the larger asset base of Buying Fund. As of April 30, 2006, Buying Fund had net assets of approximately $1.7 billion, compared to net assets for your Fund of approximately $59 million.

     The Board considered the performance of Buying Fund in relation to the performance of your Fund, noting that Buying Fund has provided better returns to its shareholders than your Fund. As of April 30, 2006, the relative performance of Series I shares of your Fund and Buying Fund (without variable product charges) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                       ONE    THREE   FIVE     TEN      SINCE     INCEPTION
                                      YEAR    YEARS   YEARS   YEARS   INCEPTION     DATE
                                      -----   -----   -----   -----   ---------   ---------
Your Fund...........................  23.14%  15.96%  0.00%    N/A      (6.71)%   12/29/99
Buying Fund.........................  24.47%  15.20%  1.41%   5.40%      9.29%    05/05/93

     The performance information in "Comparison of Performance" supports the Board's determination that Buying Fund's performance has been better than that of your Fund. See "Comparison of Performance."

     The Board also considered the operating expenses the funds incur. As a percentage of average daily net assets, after giving effect to contractual fee waivers and expense limitations, the total annual operating expenses of Buying Fund both before and after giving pro forma effect to the Reorganization are lower than the total annual operating expenses of your Fund.

     AIM reported to the Board that, as of May 1, 2006, the total annual operating expense ratios of your Fund, after giving effect to current fee waivers, were 1.01% and 1.26% for Series I and Series II shares, respectively. Based upon historical data at a specified date and related projected data, on a pro forma basis, as of May 1, 2006, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers, are expected to be approximately 0.89% and 1.14% for Series I and Series II shares, respectively -- 0.12% lower than those of your Fund. In the absence of fee waivers, AIM reported to the Board that, as of May 1, 2006, the total annual operating expense ratios of your Fund were 1.31% and 1.56% for Series I and Series II shares, respectively. Based upon historical data at a specified date and related projected data, on a pro forma basis, as of May 1, 2006, the total annual operating expense ratios of Buying Fund, in the absence of fee waivers, are expected to be approximately 0.89% and 1.14% for Series I and Series II shares, respectively -- 0.42% lower than those of your Fund. The pro forma total annual operating expenses the Board considered differ from the pro forma fee and expense table contained in "Comparison of Fees and Expenses" because the information the Board considered is as of a more recent date than that which is contained in "Comparison of Fees and Expenses".

     The total expenses to be incurred in connection with the Reorganization are expected to be approximately $100,000. Your Fund's expenses incurred in connection with the Reorganization are expected to be approximately $70,000. The Board noted AIM's proposal that AIM bear 100% of your Fund's costs in connection with the Reorganization. Buying Fund's expenses to be incurred in connection with the Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and your Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by your Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for your Fund's shareholders to recoup expenses incurred in the Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of your Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of your Fund and Buying Fund.

     Finally, the Board considered that the AIM non-variable insurance or "retail" fund (AIM Dent Demographic Trends Fund) after which your Fund was patterned was reorganized into another AIM retail fund in 2005. The factors supporting that reorganization were generally similar to the factors described above.

     Based on the foregoing and the information presented at the two Board meetings discussed above, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders. Therefore, the Board recommended the approval of the Plan by the shareholders of your Fund at the Special Meeting.

OTHER TERMS

     If any amendment is made to the Plan following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Plan may be amended without shareholder approval by mutual agreement of the parties.

     The obligations of Trust pursuant to the Plan are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Trust's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Plan; and

     - Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Plan will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board may waive without shareholder approval any default or any failure to satisfy any of the above conditions as long as such a waiver will not have a material adverse effect on the benefits intended under the Plan for the shareholders of your Fund. The Plan may be terminated and the Reorganization may be abandoned at any time if the shareholders of your Fund do not approve the Plan or if the Closing does not occur on or before December 31, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Trust has not requested and will not request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission, and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of your Fund will be the same as the book cost basis of such assets to your Fund.

                             RIGHTS OF SHAREHOLDERS

     Your Fund and Buying Fund are each separate series of shares of beneficial interest of Trust. Since both funds are part of the same legal entity, there are no material differences in the rights of shareholders.

                                 CAPITALIZATION

     The following table sets forth, as of June 30, 2006, (i) the capitalization of each class of shares of your Fund; (ii) the capitalization of each class of shares of Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Plan.

                                                                                   PRO FORMA
                              YOUR FUND        BUYING FUND      PRO FORMA         BUYING FUND
                           SERIES I SHARES   SERIES I SHARES   ADJUSTMENTS      SERIES I SHARES
                           ---------------   ---------------   -----------      ---------------
Net Assets...............    $54,138,479     $1,187,305,517            -- (1)   $1,241,443,996
Shares Outstanding.......      8,971,089         48,288,234    (6,771,184)(2)       50,488,139
Net Asset Value Per
  Share..................    $      6.03     $        24.59                     $        24.59

                                                                                     PRO FORMA
                              YOUR FUND         BUYING FUND       PRO FORMA         BUYING FUND
                           SERIES II SHARES   SERIES II SHARES   ADJUSTMENTS      SERIES II SHARES
                           ----------------   ----------------   -----------      ----------------
Net Assets...............    $ 2,117,958       $  391,782,283            -- (1)    $  393,900,241
Shares Outstanding.......        354,547           16,115,027      (267,478)(2)        16,202,096
Net Asset Value Per
  Share..................    $      5.97       $        24.31                      $        24.31

---------------

(1) AIM will bear 100% of Your Fund's Reorganization expenses, therefore Net Assets have not been adjusted for any expenses expected to be incurred in connection with the Reorganization.

(2) Shares Outstanding have been adjusted for the accumulated change in the number of shares of your Fund's shareholder accounts based on the relative value of your Fund's and Buying Fund's Net Asset Value Per Share assuming the Reorganization would have taken place on June 30, 2006.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                           BUYING FUND AND YOUR FUND

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectuses, which have been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix II: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/ Prospectus by reference:
(i) see "Performance Information" for more information about the performance of your Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of your Fund; (iii) see "Pricing of Shares" for more information about the pricing of shares of your Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of your Fund; and (v) see "Dividends" and "Capital Gains Distributions" for more information about your Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust has filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Selling Fund Prospectuses and related Statement of Additional Information and the Buying Fund Prospectuses and related Statement of Additional Information is Registration No. 811-07452. Such Selling Fund Prospectuses and Buying Fund Prospectuses are incorporated herein by reference.

     Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust (including the Registration Statement of Trust relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549, and at the following regional office of the
SEC: 1801 California Street, Suite 4800, Denver, Colorado 80202. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

GENERAL INFORMATION

     As discussed above, shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the insurance company that issued your contract, on behalf of the separate account, on how to vote shares of the

Fund held by the separate account under your contract. If an insurance company does not receive voting instructions from all of its contract owners, it will vote all of the shares held in its name, or in its separate account's name, in the same proportion as the shares of the Fund for which it has received instructions from contract owners (i.e., echo voting). Any shares of the Fund held directly by an insurance company will also be voted in the same proportion as the shares of the Fund for which it has received instructions from contract owners.

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about September 27, 2006 to all shareholders entitled to vote. Shareholders of record of your Fund as of the close of business on August 24, 2006 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit B. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETING

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on October 31, 2006, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, you must bring a letter from your insurance company indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at
(800) 952-3502 if you plan to attend the Special Meeting.

VOTING BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Plan, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.

     If you have given voting instructions you may revoke them only through and in accordance with the procedures of the applicable life insurance company prior to the date of the Special Meeting. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy.

     Abstentions will count as shares present at the Special Meeting for purposes of establishing a quorum.

     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve the Plan are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganization in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganization against such adjournment. A shareholder vote may be taken on the Reorganization prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE THE PLAN

     If a quorum is present, approval of the Plan requires the affirmative vote of a majority of shares cast by the shareholders of your Fund at the Special Meeting. Abstentions are counted as present but are not considered votes cast at the Special Meeting.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meetings. Trust expects to solicit proxies principally by mail, but Trust may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. AIM will bear 100% of your Fund's costs and expenses incurred in connection with the reorganization.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of August 24, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit C.

     A list of the name, address and percent ownership of each person who, as of August 24, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit D.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of your Fund's shares and Buying Fund's shares by trustees and current executive officers of Trust can be found in Exhibits C and D, respectively.

                                   EXHIBIT A

  CLASSES OF SHARES OF YOUR FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

CLASSES OF SHARES OF YOUR FUND   CORRESPONDING CLASSES OF SHARES OF BUYING FUND
------------------------------   ----------------------------------------------
          Series I                               Series I
          Series II                              Series II

                                   EXHIBIT B

          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of August 24, 2006, there were the following number of shares outstanding of each class of Your Fund:

AIM V.I. DEMOGRAPHIC TRENDS FUND
--------------------------------
Series I Shares:............................................   8,864,860.18
Series II Shares:...........................................     366,670.56

                                   EXHIBIT C

                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of August 24, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of Your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Your Fund is presumed to "control" Your Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                        AIM V.I. DEMOGRAPHIC TRENDS FUND

                                   SERIES I SHARES    SERIES II SHARES     SERIES I SHARES      SERIES II SHARES
                                   ----------------   ----------------   -------------------   -------------------
NAME AND ADDRESS OF                NUMBER OF SHARES   NUMBER OF SHARES    PERCENTAGE OWNED      PERCENTAGE OWNED
PRINCIPAL HOLDER                   OWNED OF RECORD    OWNED OF RECORD         OF RECORD             OF RECORD
-------------------                ----------------   ----------------   -------------------   -------------------
Hartford Life and Annuity            4,742,266.31          N/A                  53.50%                  N/A
  Separate Account
  ATTN Dave Ten Broeck
  PO Box 2999
  Hartford, CT 06104-2999
Allstate Life Insurance Company      1,371,320.04          N/A                  15.47%                  N/A
  GLAC Proprietary
  PO Box 94200
  Palatine, IL 60094-4200
Hartford Life Separate Account       1,311,681.56          N/A                  14.80%                  N/A
  ATTN Dave Ten Broeck
  PO Box 2999
  Hartford, CT 06104-2999
Lincoln Benefit Life                    N/A              143,902.63               N/A                 39.25%
  2940 S 84th St
  Lincoln, NE 68506-4142
Minnesota Life Insurance Co             N/A              135,455.93               N/A                 36.94%
  ATTN A6-5216
  400 Robert St N
  St Paul, MN 55101-2015
Allstate Life Insurance Co              N/A               43,452.75               N/A                 11.85%
  GLAC VA3
  PO Box 94200
  Palatine, IL 60094-4200
Transamerica Life Insurance Co          N/A               24,267.76               N/A                  6.62%
  FBO
  First Union Portfolio
  ATTN FMD Accounting
  4333 Edgewood Rd NE
  Cedar Springs, IA 52499

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of your Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of your Fund as of August 24, 2006.

                                   EXHIBIT D

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of August 24, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                       AIM V.I. CAPITAL APPRECIATION FUND

                                      SERIES I SHARES    SERIES II SHARES     SERIES I SHARES      SERIES II SHARES
                                      ----------------   ----------------   -------------------   -------------------
NAME AND ADDRESS OF                   NUMBER OF SHARES   NUMBER OF SHARES    PERCENTAGE OWNED      PERCENTAGE OWNED
PRINCIPAL HOLDER                      OWNED OF RECORD    OWNED OF RECORD         OF RECORD             OF RECORD
-------------------                   ----------------   ----------------   -------------------   -------------------
IDS Life Insurance Co                   4,185,925.93          N/A              8.87%                  N/A
  222 AXP Financial CTR
  Minneapolis, MN 55474-0002
Allstate Life Insurance Company         3,927,111.58          N/A              8.32%                  N/A
  GLAC Proprietary
  PO Box 94200
  Palatine, IL 60094-4200
The Sole Benefit of Customers           3,802,988.52          N/A              8.06%                  N/A
  Merrill Lynch Pierce Fenner &
  Smith
  4800 Deer Lake Dr E
  Jacksonville, FL 32246-6484
Allstate Life Insurance Co              3,660,685.71          N/A              7.76%                  N/A
  ATTN Financial Control-CIGNA
  PO Box 94200
  Palatine, IL 60094-4200
Hartford Life and Annuity               3,592,187.95          N/A              7.61%                  N/A
  Separate Account
  ATTN Dave Ten Broeck
  PO Box 2999
  Hartford, CT 06104-2999
ING Life Insurance and Annuity Co       3,015,824.49          N/A              6.39%                  N/A
  Conveyor
  ATTN Fund Operations
  151 Farmington Ave TN41
  Hartford CT 06156-0001
IDS Life Insurance Co                      N/A           10,151,991.50          N/A                  68.63%
  222 AXP Financial CTR
  Minneapolis MN 55474-0002

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of Buying Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of Buying Fund as of August 24, 2006.

                                                                      APPENDIX I

                             PLAN OF REORGANIZATION
                                      FOR
                       AIM V.I. DEMOGRAPHIC TRENDS FUND,
                            A SEPARATE PORTFOLIO OF
                          AIM VARIABLE INSURANCE FUNDS
                                 AUGUST 1, 2006

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE 1 DEFINITIONS.........................................................   I-1
  SECTION 1.1     Definitions.................................................   I-1

ARTICLE 2 TRANSFER OF ASSETS..................................................   I-4
  SECTION 2.1     Reorganization of Selling Fund..............................   I-4
  SECTION 2.2     Computation of Net Asset Value..............................   I-4
  SECTION 2.3     Valuation Date..............................................   I-4
  SECTION 2.4     Delivery....................................................   I-4
  SECTION 2.5     Termination of Series and Redemption of Selling Fund
                  Shares......................................................   I-5
  SECTION 2.6     Issuance of Buying Fund Shares..............................   I-5
  SECTION 2.7     Investment Securities.......................................   I-5
  SECTION 2.8     Liabilities.................................................   I-5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLING FUND......................   I-5
  SECTION 3.1     Registration and Regulation of Selling Fund.................   I-5
  SECTION 3.2     Selling Fund Financial Statements...........................   I-5
  SECTION 3.3     No Material Adverse Changes; Contingent Liabilities.........   I-6
  SECTION 3.4     Selling Fund Shares; Business Operations....................   I-6
  SECTION 3.5     Accountants.................................................   I-6
  SECTION 3.6     Binding Obligation..........................................   I-7
  SECTION 3.7     No Breaches or Defaults.....................................   I-7
  SECTION 3.8     Permits.....................................................   I-7
  SECTION 3.9     No Actions, Suits or Proceedings............................   I-7
  SECTION 3.10    Contracts...................................................   I-7
  SECTION 3.11    Properties and Assets.......................................   I-7
  SECTION 3.12    Taxes.......................................................   I-8
  SECTION 3.13    Benefit and Employment Obligations..........................   I-8
  SECTION 3.14    Voting Requirements.........................................   I-8
  SECTION 3.15    State Takeover Statutes.....................................   I-8
  SECTION 3.16    Books and Records...........................................   I-8
  SECTION 3.17    Prospectus and Statement of Additional Information..........   I-9
  SECTION 3.18    No Distribution.............................................   I-9
  SECTION 3.19    Liabilities of Selling Fund.................................   I-9

                                                                                PAGE
                                                                                ----

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYING FUND.......................   I-9
  SECTION 4.1     Registration and Regulation of Buying Fund..................   I-9
  SECTION 4.2     Buying Fund Financial Statements............................   I-9
  SECTION 4.3     No Material Adverse Changes; Contingent Liabilities.........   I-9
  SECTION 4.4     Registration of Buying Fund Shares..........................   I-9
  SECTION 4.5     Accountants.................................................  I-10
  SECTION 4.6     Binding Obligation..........................................  I-10
  SECTION 4.7     No Breaches or Defaults.....................................  I-10
  SECTION 4.8     Permits.....................................................  I-10
  SECTION 4.9     No Actions, Suits or Proceedings............................  I-11
  SECTION 4.10    Taxes.......................................................  I-11
  SECTION 4.11    Representations Concerning the Reorganization...............  I-11
  SECTION 4.12    Prospectus and Statement of Additional Information..........  I-12

ARTICLE 4A CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND.....................  I-12
  SECTION 4A.1    No Governmental Actions.....................................  I-12
  SECTION 4A.2    No Brokers..................................................  I-12
  SECTION 4A.3    Value of Shares.............................................  I-12
  SECTION 4A.4    Intercompany Indebtedness; Consideration....................  I-12
  SECTION 4A.5    Authorizations or Consents..................................  I-12
  SECTION 4A.6    No Bankruptcy Proceedings...................................  I-13

ARTICLE 5 COVENANTS...........................................................  I-13
  SECTION 5.1     Conduct of Business.........................................  I-13
  SECTION 5.2     Expenses....................................................  I-13
  SECTION 5.3     Further Assurances..........................................  I-13
  SECTION 5.4     Consents, Approvals and Filings.............................  I-13
  SECTION 5.5     Submission of Plan to Shareholders..........................  I-13

ARTICLE 6 FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION..................  I-14
  SECTION 6.1     Further Conditions Precedent with respect to Both Funds.....  I-14

ARTICLE 7 TERMINATION OF PLAN.................................................  I-15
  SECTION 7.1     Termination.................................................  I-15
  SECTION 7.2     Survival After Termination..................................  I-15

ARTICLE 8 MISCELLANEOUS.......................................................  I-15
  SECTION 8.1     Survival of Representations, Warranties and Covenants.......  I-15
  SECTION 8.2     Governing Law...............................................  I-15
  SECTION 8.3     Binding Effect, Persons Benefiting, No Assignment...........  I-16
  SECTION 8.4     Obligations of Trust........................................  I-16
  SECTION 8.5     Amendments..................................................  I-16
  SECTION 8.6     Entire Plan; Exhibits and Schedules.........................  I-16
  SECTION 8.7     Successors and Assigns; Assignment..........................  I-16

EXHIBIT A....................................  Excluded Liabilities of Selling Fund
SCHEDULE 2.1.................................  Classes of Shares of Selling Fund and
                                               Corresponding Classes of Shares of Buying
                                               Fund
SCHEDULE 3.3.................................  Certain Contingent Liabilities of Selling
                                               Fund
SCHEDULE 4.3.................................  Certain Contingent Liabilities of Buying Fund
SCHEDULE 4.4(a)..............................  Classes of Shares of Buying Fund
SCHEDULE 6.1(k)..............................  Tax Opinions

                             PLAN OF REORGANIZATION

     PLAN OF REORGANIZATION, dated as of August 1, 2006 (this "Plan"), is adopted by AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), acting on behalf of AIM V.I. Demographic Trends Fund ("Selling Fund"), and AIM V.I. Capital Appreciation Fund ("Buying Fund"), each a separate series of Trust.

                                   WITNESSETH

     WHEREAS, Trust is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund and Buying Fund, for sale to insurance company separate accounts to fund variable annuity and variable life contracts; and

     WHEREAS, Investment Adviser (as defined below) provides investment advisory services to the Trust; and

     WHEREAS, the Trust desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Trust of shares of Buying Fund in the manner set forth in this Plan; and

     WHEREAS, the Investment Adviser (as defined below) serves as the investment advisor to both Buying Fund and Selling Fund; and

     WHEREAS, this Plan is intended to be and is adopted by Trust as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Code (as defined below); and

     WHEREAS, Trust is duly organized, validly existing and in good standing under Applicable Law (as defined below), with all requisite power and authority to adopt this Plan and perform its obligations hereunder.

     NOW, THEREFORE, Trust hereby adopts the following:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Plan, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

     "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

     "Applicable Law" means the applicable laws of the state of Delaware and shall include the Delaware Statutory Trust Act.

     "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Trust on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Trust.

     "Buying Fund" means AIM V.I. Capital Appreciation Fund, a separate series of Trust.

     "Buying Fund Auditors" means PricewaterhouseCoopers LLP.

     "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended December 31, 2005, and the Buying Fund Semiannual Report to Shareholders dated June 30, 2006.

     "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Plan.

     "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Plan.

     "Closing Date" means November 6, 2006, or such other date as the parties may mutually agree upon.

     "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

     "Corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

     "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of each Fund.

     "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

     "Governing Documents" means the organic documents which govern the business and operations of Trust and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

     "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

     "Investment Adviser" means A I M Advisors, Inc.

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

     "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

     "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

     "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

     "NYSE" means the New York Stock Exchange.

     "Permits" shall have the meaning set forth in Section 3.8 of this Plan.

     "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     "Plan" means this Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

     "Registration Statement" means the registration statement on Form N-1A of Trust, as amended, 1940 Act Registration No. 811-07452.

     "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Trust of Buying Fund Shares directly to Selling Fund Shareholders as described in this Plan, and the termination of Selling Fund's status as a designated series of shares of Trust.

     "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

     "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

     "Selling Fund" means AIM V.I. Demographic Trends Fund, a separate series of Trust.

     "Selling Fund Auditors" means PricewaterhouseCoopers LLP.

     "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended December 31, 2005 and the Selling Fund Semiannual Report to Shareholders dated June 30, 2006.

     "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

     "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

     "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Trust to consider and vote upon the approval of this Plan.

     "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

     "Termination Date" means December 31, 2006, or such later date as the parties may mutually agree upon.

     "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

     "Trust" means AIM Variable Insurance Funds, a Delaware statutory trust.

     "Trust Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

     "Trustee Benefit Plans" means the Deferred Compensation Agreement for the Directors/Trustees of the AIM Funds, the AIM Funds Retirement Plan for Eligible Directors/Trustees, the Deferred Fee Agreement, the INVESCO Funds Retirement Plan for Independent Directors and the Deferred Retirement Plan Account Agreement.

     "Valuation Date" shall have the meaning set forth in Section 2.2 of this Plan.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Plan shall be computed in accordance with the policies and procedures of Selling Fund as described in the Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Plan shall be made by Trust.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Plan have been consummated), to be distributed to Selling Fund Shareholders under this Plan.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Trust shall instruct Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Custodian. Such assets shall be delivered by Trust to Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Trust shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Custodian, including brokers' confirmation slips.

     SECTION 2.5.  Termination of Series and Redemption of Selling Fund
Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Trust shall be terminated and Trust shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Trust.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Trust shall provide instructions to the transfer agent of Trust with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Trust shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Trust for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Trust.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Trust shall prepare a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Trust prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLING FUND

     Trust, on behalf of Selling Fund, represents and warrants as follows:

     SECTION 3.1. Registration and Regulation of Selling Fund. All Selling Fund shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.2. Selling Fund Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Selling Fund Financial Statements present fairly in all material respects the financial position of Selling Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

     SECTION 3.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund. Except as set forth on Schedule 3.3, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the Selling Fund Financial Statements.

     SECTION 3.4.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date. For purposes of this representation, the redemption of shares of Selling Fund by ING Insurance Co of America ("ING") and its affiliated insurance companies on September 23, 2005 (for Series II shares of Selling Fund) and May 1, 2006 (for Series I shares of Selling Fund), pursuant to an Application for an Order of Approval Pursuant to Section 26(c) of the Investment Company Act and an Order of Exemption Pursuant to Section 17(b) of the Investment Company Act from Section 17(a) of the Investment Company Act shall be considered to have been effected in the ordinary course of Selling Fund's business as an open-end investment company.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund. As of the Closing Date, at least 33 1/3% of Selling Fund's portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of Buying Fund. Selling Fund did not alter its portfolio in anticipation of the Reorganization to meet the 33 1/3% threshold.

     (e) Except for the Senior Officer Trust is required to employ pursuant to the Assurance of Discontinuance entered into by the Investment Adviser with the Attorney General of the State of New York on or about October 7, 2004, Trust does not have, and has not had during the six (6) months prior to the date of this Plan, any employees, and shall not hire any employees from and after the date of this Plan through the Closing Date.

     SECTION 3.5. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year ending December 31, 2005, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Selling Fund and, assuming this Plan has been duly approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Trust enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.7. No Breaches or Defaults. The adoption and delivery of this Plan by Trust on behalf of Selling Fund and performance by Trust of its obligations hereunder has been duly authorized by all necessary trust action on the part of Trust, other than approval by the shareholders of Selling Fund, and
(i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Trust and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Selling Fund.

     SECTION 3.8. Permits. Except for the absence of, or default under, Permits (as defined below) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 3.10. Contracts. Trust is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Trust there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.11. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.12.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Selling Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2005 and for the short taxable year beginning on January 1, 2006 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended December 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) Selling Fund is aware of no information that would indicate that (i) Selling Fund has any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of)
Section 1.817-5(f)(3)(i), (ii) or (iii) of the Treasury Regulations; or (ii) any public investor is participating in Selling Fund through such a segregated asset account other than through the purchase of variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations. Selling Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of the Treasury Regulations.

     SECTION 3.13. Benefit and Employment Obligations. Except for any obligations under the Trustee Benefit Plans, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to, under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.14. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Plan.

     SECTION 3.15. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Plan or any of the transactions contemplated by this Plan.

     SECTION 3.16. Books and Records. The books and records of Trust relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.17. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.18. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Plan.

     SECTION 3.19. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF BUYING FUND

     Trust, on behalf of Buying Fund, represents and warrants as follows:

     SECTION 4.1. Registration and Regulation of Buying Fund. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.2. Buying Fund Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 4.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Trust. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.3, no contingent liabilities of Buying Fund have arisen since the date of the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.4.  Registration of Buying Fund Shares.

     (a) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.4(a). Under its Governing Documents, Trust is authorized to issue an unlimited number of shares of each such class.

     (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Trust then in effect.

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of the Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification.

     SECTION 4.5. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year ending December 31, 2005, are independent registered public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Buying Fund and, assuming this Plan has been duly authorized and delivered by Trust on behalf of Selling Fund, constitutes the legal, valid and binding obligation of Trust, enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.7. No Breaches or Defaults. The execution and delivery of this Plan by Trust on behalf of Buying Fund and performance by Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of Trust and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Buying Fund.

     SECTION 4.8. Permits. Except for the absence of, or default under, Permits that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Trust has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Trust's Board of Trustees.

     SECTION 4.10.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Buying Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) Buying Fund is aware of no information that would indicate that (i) Buying Fund has, any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of)
Section 1.817-5(f)(3)(i), (ii) or (iii) of the Treasury Regulations; or (ii) any public investor is participating in Buying Fund through such a segregated asset account other than through the purchase of a variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations. Buying Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of Treasury Regulations.

     SECTION 4.11.  Representations Concerning the Reorganization.

     (a) There is no plan or intention by Trust or any person related to Trust to acquire or redeem any of the Buying Fund Shares issues in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations.

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund.

     SECTION 4.12. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE 4A

                 CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND

     Trust's obligations to implement this Plan on each Fund's behalf shall be subject to satisfaction of the following conditions on or before the Closing Date, any one or more of which Trust may waive:

     SECTION 4A.1 No Governmental Actions. There is no pending action, suit or proceeding, nor, to the knowledge of Trust, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Trust before any Governmental Authority which questions the validity or legality of this Plan or of the transactions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     SECTION 4A.2 No Brokers. No broker, finder or similar intermediary has acted for or on behalf of Trust in connection with this Plan or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Trust or any action taken by it.

     SECTION 4A.3 Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

     SECTION 4A.4 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

     SECTION 4A.5 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and any that must be made after the Closing Date to comply with Section 2.4 of this Plan, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Trust in connection with the due adoption by Trust of this Plan and the consummation by Trust of the transactions contemplated hereby.

     SECTION 4A.6 No Bankruptcy Proceedings. Trust is not, with respect to either Fund, under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects.

     (b) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article 7), Trust shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects.

     SECTION 5.2. Expenses. Buying Fund shall bear all of its costs and expenses incurred in connection with this Plan and the Reorganization without any reimbursement therefor. Prior to the submission of the Plan to the Boards of Trustees of Trust for approval, the Investment Adviser, in the ordinary course of its business as a registered investment advisor operating under the Advisors Act, agreed to bear 100% of the costs and expenses of Selling Fund incurred in connection with this Plan and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by Selling Fund shall not be reimbursed or paid for by the Investment Advisor or any other Person unless those expenses are solely and directly related to the Reorganization. Neither Selling Fund nor Buying Fund (nor any Person related to Selling Fund or Buying Fund) will pay or assume any expenses of the Selling Fund Shareholders (including, but not limited to, any expenses of Selling Fund Shareholders that are solely and directly related to the Reorganization).

     SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.4. Consents, Approvals and Filings. Trust shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Plan. In addition, Trust shall use its reasonable best efforts (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Trust shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.5. Submission of Plan to Shareholders. Trust shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Trust shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Plan. Trust shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

               FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Further Conditions Precedent with respect to Both Funds. The obligation of Trust to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Trust.

     (a) The representations and warranties of Trust on behalf of Selling Fund and Buying Fund set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Trust shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund and Buying Fund set forth herein to be performed or satisfied at or prior to the Closing Date.

     (c) There shall be delivered at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Trust, in such individual's capacity as an officer of Trust and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Trust certifying as to the accuracy and completeness of the attached Governing Documents of Trust, and resolutions, consents and authorizations of or regarding Trust with respect to the execution and delivery of this Plan and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.12(a) shall have been declared.

     (e) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

     (f) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Plan and the consummation of the transactions contemplated herein by Trust shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (g) This Plan, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (h) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.1(h), assets used by Selling Fund to pay the expenses it incurs in connection with this Plan and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Plan shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (j) The Registration Statement on Form N-14 filed by Trust with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.1(k) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (k) Trust shall have received on or before the Closing Date an opinion of Trust Counsel in form and substance reasonably acceptable to Trust, as to the matters set forth on Schedule 6.1(k). In rendering such opinion, Trust Counsel may request and rely upon representations contained in certificates of officers of Trust and others, and the officers of Trust shall use their best efforts to make available such truthful certificates.

     (l) Each of Buying Fund and Selling Fund will have satisfied the investment diversification requirements of Section 817(h) of the Code for all taxable quarters since their inceptions, respectively, including the last short taxable period of Selling Fund ending on the Closing Date, and the taxable quarter of Buying Fund that immediately precedes the Closing Date.

                                   ARTICLE 7

                              TERMINATION OF PLAN

     SECTION 7.1. Termination. This Plan may be terminated by Trust on or prior to the Closing Date as follows:

          (a) if circumstances develop that, in its judgment, make proceeding with the Reorganization inadvisable for either Fund;

          (b) if the Closing Date shall not be on or before the Termination
     Date;

          (c) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.5; or

          (d) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Plan is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Plan shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of
Section 5.2.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Plan, and the covenants in this Plan that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Plan that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Plan shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Plan is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Plan or any part hereof. Without the prior written consent of the parties hereto, this Plan may not be assigned by any of the parties hereto.

     SECTION 8.4. Obligations of Trust. Trust hereby acknowledges and agrees that each of Buying Fund and Selling Fund is a separate investment portfolio of Trust, that Trust is executing this Plan on behalf of each Buying Fund and Selling Fund, and that any amounts payable by Trust under or in connection with this Plan shall be payable solely from the revenues and assets of Buying Fund or Selling Fund, as applicable. Trust further acknowledges and agrees that this Plan has been executed by a duly authorized officer of Trust in his or her capacity as an officer of Trust intending to bind Trust as provided herein, and that no officer, trustee or shareholder of Trust shall be personally liable for the liabilities or obligation of Trust incurred hereunder. Finally, Trust acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Plan shall be enforceable against the assets of Buying Fund or Selling Fund, as applicable, only and not against the assets of Trust generally or assets belonging to any other series of Trust.

     SECTION 8.5. Amendments. This Plan may not be amended, altered or modified except with the approval of Trust's Board of Trustees.

     SECTION 8.6. Entire Plan; Exhibits and Schedules. This Plan, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.7. Successors and Assigns; Assignment. This Plan shall be binding upon and inure to the benefit of Trust, on behalf of Selling Fund, and Trust, on behalf of Buying Fund, and their respective successors and permitted assigns.

                                   EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

CLASSES OF SHARES OF SELLING FUND              CORRESPONDING CLASSES OF SHARES OF BUYING FUND
---------------------------------              ----------------------------------------------
AIM V.I. Demographic Trends Fund               AIM V.I. Capital Appreciation Fund
Series I Shares                                Series I Shares
Series II Shares                               Series II Shares

                                  SCHEDULE 3.3

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                  SCHEDULE 4.3

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                SCHEDULE 4.4(A)

                        CLASSES OF SHARES OF BUYING FUND

CLASSES OF SHARES OF BUYING FUND
--------------------------------
Series I Shares
Series II Shares

                                SCHEDULE 6.1(k)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Plan, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

     (x) In accordance with Sections 72 and 7702(a) of the Code, a policyholder of a variable annuity contract or variable life insurance contract that is based on a segregated asset account (within the meaning of Section 817(h) of the Code) that holds shares of the Selling Fund will not be required to receive or accrue income or gain by reason of the exchange of Selling Fund Shares for Buying Fund Shares in the Reorganization.

                                                                     APPENDIX II
                                              AIM V.I. CAPITAL APPRECIATION FUND

                                                                     PROSPECTUS
                                                                    MAY 1, 2006

Series I shares

Shares of the fund are currently offered only to insurance company separate accounts funding variable annuity contracts and variable life insurance policies. AIM V.I. Capital Appreciation Fund seeks to provide growth of capital.

--------------------------------------------------------------------------------

This prospectus contains important information about the Series I class shares (Series I shares) of the fund. Please read it before investing and keep it for future reference.

As with all other mutual fund securities, the Securities and Exchange Commission has not approved or disapproved these securities or determined whether the information in this prospectus is adequate or accurate. Anyone who tells you otherwise is committing a crime.

An investment in the fund:
- is not FDIC insured;
- may lose value; and
- is not guaranteed by a bank.

                YOUR GOALS. OUR SOLUTIONS.   [AIM INVESTMENTS LOGO APPEARS HERE]
                 --Registered Trademark--          --Registered Trademark--

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES                  1
------------------------------------------------------
PRINCIPAL RISKS OF INVESTING IN THE FUND             1
------------------------------------------------------
PERFORMANCE INFORMATION                              2
------------------------------------------------------
Annual Total Returns                                 2

Performance Table                                    3

FEE TABLE AND EXPENSE EXAMPLE                        4
------------------------------------------------------
Fees and Expenses of the Fund                        4

Expense Example                                      4

HYPOTHETICAL INVESTMENT AND EXPENSE
  INFORMATION                                        5
------------------------------------------------------
DISCLOSURE OF PORTFOLIO HOLDINGS                     5
------------------------------------------------------
FUND MANAGEMENT                                      6
------------------------------------------------------
The Advisor                                          6

Advisor Compensation                                 6

Portfolio Manager(s)                                 6

OTHER INFORMATION                                    7
------------------------------------------------------
Purchase and Redemption of Shares                    7

Excessive Short-Term Trading Activity
  Disclosures                                        7

Trade Activity Monitoring                            7

Fair Value Pricing                                   8

Risks                                                8

Pricing of Shares                                    8

Taxes                                                9

Dividends and Distributions                          9

Share Classes                                        9

Payments to Insurance Companies                      9

FINANCIAL HIGHLIGHTS                                11
------------------------------------------------------
OBTAINING ADDITIONAL INFORMATION            Back Cover
------------------------------------------------------

The AIM Family of Funds, AIM and Design, AIM, AIM Funds, AIM Funds and Design, AIM Investments, AIM Investor, AIM Lifetime America, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con DISCIPLINA, Invest with DISCIPLINE, The AIM College Savings Plan, AIM Solo 401(k), AIM Investments and Design and Your goals. Our solutions are registered service marks and AIM Bank Connection, AIM Internet Connect, AIM Private Asset Management, AIM Private Asset Management and Design, AIM Stylized and/or Design, AIM Alternative Assets and Design and myaim.com are service marks of A I M Management Group Inc. AIM Trimark is a registered service mark of A I M Management Group Inc. and AIM Funds Management Inc.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

    Shares of the fund are used as investment vehicles for variable annuity contracts and variable life insurance policies (variable products) issued by certain insurance companies. You cannot purchase shares of the fund directly. As an owner of a variable product (variable product owner) that offers the fund as an investment option, however, you may allocate your variable product values to a separate account of the insurance company that invests in shares of the fund.

    Your variable product is offered through its own prospectus, which contains information about your variable product, including how to purchase the variable product and how to allocate variable product values to the fund.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES
--------------------------------------------------------------------------------

The fund's investment objective is growth of capital. The investment objective of the fund may be changed by the Board of Trustees (the Board) without shareholder approval.

    The fund seeks to meet its objective by investing principally in common stocks of companies the portfolio managers believe are likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. The portfolio managers consider whether to sell a particular security when any of these factors materially changes. The fund may also invest up to 25% of its total assets in foreign securities. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

    In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments. As a result, the fund may not achieve its investment objective. For cash management purposes, the fund may also hold a portion of its assets in cash or cash equivalents, including shares of affiliated money market funds.

    A larger position in cash or cash equivalents could also detract from the achievement of the fund's objective, but could also reduce the fund's exposure in the event of a market downturn.

PRINCIPAL RISKS OF INVESTING IN THE FUND
--------------------------------------------------------------------------------

There is a risk that you could lose all or a portion of your investment in the fund. The value of your investment in the fund will go up and down with the prices of the securities in which the fund invests. The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to common stocks of smaller companies, whose prices may go up and down more than common stocks of larger, more-established companies. Also, since common stocks of smaller companies may not be traded as often as common stocks of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

    The prices of foreign securities may be further affected by other factors, including:

- Currency exchange rates--The dollar value of the fund's foreign investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

- Political and economic conditions--The value of the fund's foreign investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

- Regulations--Foreign companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about foreign companies than about U.S. companies.

- Markets--The securities markets of other countries are smaller than U.S. securities markets. As a result, many foreign securities may be less liquid and more volatile than U.S. securities.

    These factors may affect the prices of securities issued by foreign companies located in developing countries more than those in countries with mature economies. For example, many developing countries have, in the past, experienced high rates of inflation or sharply devaluated their currencies against the U.S. dollar, thereby causing the value of investments in companies located in those countries to decline. Transaction costs are often higher in developing countries and there may be delays in settlement procedures.

    To the extent the fund holds cash or cash equivalents for risk management, the fund may not achieve its investment objective.

    If the seller of a repurchase agreement in which the fund invests defaults on its obligation or declares bankruptcy, the fund may experience delays in selling the securities underlying the repurchase agreement. As a result, the fund may incur losses arising from decline in the value of those securities, reduced levels of income and expenses of enforcing its rights.

    There is no guarantee that the investment techniques and risk analyses used by the fund's portfolio managers will produce the desired results.

    An investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance is not necessarily an indication of its future performance. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

The following bar chart shows changes in the performance of the fund's Series I shares from year to year.

                                                                         ANNUAL
YEAR ENDED                                                                TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
1996...................................................................   17.58%
1997...................................................................   13.50%
1998...................................................................   19.30%
1999...................................................................   44.61%
2000...................................................................  -10.91%
2001...................................................................  -23.28%
2002...................................................................  -24.35%
2003...................................................................   29.52%
2004...................................................................    6.62%
2005...................................................................    8.83%


    During the periods shown in the bar chart, the highest quarterly return was 35.78% (quarter ended December 31, 1999) and the lowest quarterly return was -23.09% (quarter ended September 30, 2001).

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

PERFORMANCE INFORMATION (CONTINUED)
--------------------------------------------------------------------------------

PERFORMANCE TABLE

The following performance table compares the fund's performance to those of an unmanaged broad-based securities market index, style-specific index and peer-group index. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below. A fund's past performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

AVERAGE ANNUAL TOTAL RETURNS
-------------------------------------------------------------------------------
(for the periods ended                                            INCEPTION
December 31, 2005)           1 YEAR    5 YEARS    10 YEARS           DATE
-------------------------------------------------------------------------------
AIM V.I. Capital
  Appreciation Fund           8.83%    (2.70)%        5.99%         05/05/93
Standard & Poor's 500
  Index(1,2)                  4.91%      0.54%        9.07%               --
Russell 1000--Registered
  Trademark-- Growth
  Index(2,3)                  5.26%    (3.58)%        6.73%               --
Lipper Multi-Cap Growth
  Fund Index(2,4)             9.13%    (2.90)%        7.23%               --
-------------------------------------------------------------------------------

(1) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has also included the Russell 1000--Registered Trademark-- Growth Index, which the fund believes more closely reflects the performance of the securities in which the fund invests. In addition, the Lipper Multi-Cap Growth Fund Index (which may or may not include the fund) is included for comparison to a peer-group.
(2) The indices may not reflect payment of fees, expenses or taxes.
(3) The Russell 1000--Registered Trademark-- Growth Index measures the performance of those Russell 1000--Registered Trademark-- Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000--Registered Trademark-- Index is comprised of 1000 of the largest capitalized U.S. domiciled companies whose common stock is traded in the United States. This index makes up the largest 1000 stocks of the Russell 3000--Registered Trademark-- universe.
(4) The Lipper Multi-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth category. These funds, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-Cap funds typically have between 25% and 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Multi-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 index. The S&P SuperComposite 1500 Index is a market cap weighted index made up of 1500 liquid securities of companies with market capitalizations of $300 million and above, and represents the small-, mid-, and large-cap markets.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

PERFORMANCE INFORMATION (CONTINUED)
--------------------------------------------------------------------------------

FEE TABLE AND EXPENSE EXAMPLE
--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND

The following table describes the fees and expenses that are incurred, directly or indirectly, when a variable product owner buys, holds, or redeems interest in an insurance company separate account that invests in the Series I shares of the fund but does not represent the effect of any fees or other expenses assessed in connection with your variable product, and if it did, expenses would be higher.

SHAREHOLDER FEES
--------------------------------------------------------------------------------
(fees paid directly from
your investment)                                                 SERIES I SHARES
--------------------------------------------------------------------------------
Maximum Sales Charge (Load)                                            N/A

Maximum Deferred Sales Charge (Load)                                   N/A
--------------------------------------------------------------------------------

"N/A" in the above table means "not applicable."

ANNUAL FUND OPERATING EXPENSES (SERIES I SHARES)(1,2)
---------------------------------------------------------------------------------
(expenses that are deducted
from Series I share assets)                                       SERIES I SHARES
---------------------------------------------------------------------------------
Management Fees                                                        0.61%

Other Expenses                                                         0.29

Total Annual Fund Operating Expenses(3)                                0.90
---------------------------------------------------------------------------------

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2005 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.
(2) As a result of a reorganization of another fund into AIM V.I. Capital Appreciation Fund, which will occur on or about May 1, 2006, the fund's Total Annual Fund Operating Expenses have been restated to reflect such reorganization.
(3) The fund's advisor has contractually agreed to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% of average daily net assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the number reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items; (v) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees; and (vi) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the expense offset arrangements from which the fund may benefit are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation agreement is in effect through April 30, 2007.

EXPENSE EXAMPLE

This example is intended to help you compare the costs of investing in the Series I shares of the fund with the cost of investing in other mutual funds. This example does not represent the effect of any fees or other expenses assessed in connection with your variable product, and if it did, expenses would be higher.

    The example assumes that you invest $10,000 in the fund's Series I shares for the time periods indicated. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same and includes the effect of any contractual fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

SERIES I SHARES                            1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund          $92      $287      $498      $1,108
--------------------------------------------------------------------------------

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

HYPOTHETICAL INVESTMENT AND EXPENSE INFORMATION
--------------------------------------------------------------------------------


The settlement agreement between A I M Advisors, Inc. and certain of its affiliates (collectively, AIM Affiliates) and the New York Attorney General requires A I M Advisors, Inc. and certain of its affiliates to provide certain hypothetical information regarding investment and expense information. The chart below is intended to reflect the annual and cumulative impact of the fund's expenses, including investment advisory fees and other fund costs, on the fund's return over a 10-year period. The example reflects the following:

  - You invest $10,000 in the fund and hold it for the entire 10 year period;

  - Your investment has a 5% return before expenses each year; and

  - The fund's current annual expense ratio includes any applicable contractual fee waiver or expense reimbursement for the period committed.

There is no assurance that the annual expense ratio will be the expense ratio for the fund for any of the years shown. To the extent that A I M Advisors, Inc. and certain of its affiliates make any fee waivers and/or expense reimbursements pursuant to a voluntary arrangement, your actual expenses may be less. The chart does not take into account any fees or other expenses assessed in connection with your variable product; if it did, the expenses shown would be higher, while the ending balance shown would be lower. This is only a hypothetical presentation made to illustrate what expenses and returns would be under the above scenarios, your actual returns and expenses are likely to differ (higher or lower) from those shown below.

           SERIES I                YEAR 1          YEAR 2       YEAR 3       YEAR 4       YEAR 5
--------------------------------------------------------------------------------------------------
Annual Expense Ratio(1)               0.90%           0.90%        0.90%        0.90%        0.90%
Cumulative Return Before
  Expenses                            5.00%          10.25%       15.76%       21.55%       27.63%
Cumulative Return After
  Expenses                            4.10%           8.37%       12.81%       17.44%       22.25%
End of Year Balance              $10,410.00      $10,836.81   $11,281.12   $11,743.65   $12,225.13
Estimated Annual Expenses        $    91.85      $    95.61   $    99.53   $   103.61   $   107.86
--------------------------------------------------------------------------------------------------

           SERIES I                YEAR 6       YEAR 7       YEAR 8       YEAR 9      YEAR 10
Annual Expense Ratio(1)               0.90%        0.90%        0.90%        0.90%        0.90%
Cumulative Return Before
  Expenses                           34.01%       40.71%       47.75%       55.13%       62.89%
Cumulative Return After
  Expenses                           27.26%       32.48%       37.91%       43.57%       49.45%
End of Year Balance              $12,726.37   $13,248.15   $13,791.32   $14,356.76   $14,945.39
Estimated Annual Expenses        $   112.28   $   116.89   $   121.68   $   126.67   $   131.86
--------------------------------------------------------------------------------------------------

(1) Your actual expenses may be higher or lower than those shown above.

DISCLOSURE OF PORTFOLIO HOLDINGS
--------------------------------------------------------------------------------

The fund's portfolio holdings are disclosed on a regular basis in its semi-annual and annual reports to shareholders, and on Form N-Q, which is filed with the Securities and Exchange Commission within 60 days of the fund's first and third quarter-ends. Due to the fact that you cannot purchase shares of the fund directly, these documents have not been made available on our website. However, these documents are available on the SEC's website at http://www.sec.gov. In addition, the fund's portfolio holdings as of each calendar quarter end are made available to insurance companies issuing variable products that invest in the fund.

    A description of the fund's policies and procedures with respect to the disclosure of the fund's portfolio holdings is available in the fund's Statement of Additional Information.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

THE ADVISOR

A I M Advisors, Inc. (the advisor or AIM) serves as the fund's investment advisor and is responsible for its day-to-day management. The advisor is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisor supervises all aspects of the fund's operations and provides investment advisory services to the fund, including obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the fund.

    The advisor has acted as an investment advisor since its organization in 1976. Today, the advisor, together with its subsidiaries, advises or manages over 200 investment portfolios, including the fund, encompassing a broad range of investment objectives.

    On October 8, 2004, INVESCO Funds Group, Inc. (IFG) (the former investment advisor to certain AIM funds), AIM and A I M Distributors, Inc. (ADI) (the distributor of the retail AIM funds) reached final settlements with certain regulators, including the SEC, the New York Attorney General and the Colorado Attorney General, to resolve civil enforcement actions and/or investigations related to market timing and related activity in the AIM funds, including those formerly advised by IFG. As part of the settlements, a $325 million fair fund ($110 million of which is civil penalties) has been created to compensate shareholders harmed by market timing and related activity in funds formerly advised by IFG. Additionally, AIM and ADI created a $50 million fair fund ($30 million of which is civil penalties) to compensate shareholders harmed by market timing and related activity in funds advised by AIM, which was done pursuant to the terms of the settlements. These two fair funds may increase as a result of contributions from third parties who reach final settlements with the SEC or other regulators to resolve allegations of market timing and/or late trading that also may have harmed applicable AIM funds. These two fair funds will be distributed in accordance with a methodology to be determined by AIM's independent distribution consultant, in consultation with AIM and the independent trustees of the AIM funds and acceptable to the staff of the SEC.

    Civil lawsuits, including a regulatory proceeding and purported class action and shareholder derivative suits, have been filed against certain of the AIM funds, IFG, AIM, ADI and/or related entities and individuals, depending on the lawsuit, alleging among other things: (i) that the defendants permitted improper market timing and related activity in the funds; (ii) that certain funds inadequately employed fair value pricing; (iii) that the defendants charged excessive advisory and/or distribution fees and failed to pass on to shareholders the perceived savings generated by economies of scale and that the defendants adopted unlawful distribution plans; and (iv) that the defendants improperly used the assets of the funds to pay brokers to aggressively promote the sale of the funds over other mutual funds and that the defendants concealed such payments from investors by disguising them as brokerage commissions.

    Additional civil lawsuits related to the above or other matters may be filed by regulators or private litigants against the AIM funds, IFG, AIM, ADI and/or related entities and individuals in the future. You can find more detailed information concerning all of the above matters, including the parties to the civil lawsuits and summaries of the various allegations and remedies sought in such lawsuits, in the fund's Statement of Additional Information.

    As a result of the matters discussed above, investors in the AIM funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

ADVISOR COMPENSATION

During the fund's fiscal year ended December 31, 2005, the advisor received compensation of 0.61% of average daily net assets.

    A discussion regarding the basis for the Board approving the investment advisory agreement of the fund is available in the fund's annual report to shareholders for the twelve-month period ended December 31, 2005.

PORTFOLIO MANAGERS

The following individuals are jointly and primarily responsible for the day-to-day management of the fund's portfolio:

- Lanny H. Sachnowitz (lead manager), Senior Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor and/or its affiliates since 1987. As the lead manager, Mr. Sachnowitz generally has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio construction techniques, portfolio risk assessment, and the management of daily cash flows in accordance with portfolio holdings. The degree to which Mr. Sachnowitz may perform these functions, and the nature of these functions, may change from time to time.

- Kirk L. Anderson, Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor and/or its affiliates since 1994.

- James G. Birdsall, Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor since 1995.

- Robert J. Lloyd, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 2000. From 1997 to 2000, he was employed by American Electric Power.

They are assisted by the advisor's Large/Multi-Cap Growth Team, which is comprised of portfolio managers, research analysts and other investment professionals. Team members provide research support

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

and make securities recommendations with respect to the fund's portfolio, but do not have day-to-day management responsibilities with respect to the fund's portfolio. Members of the team may change from time to time. More information on these portfolio managers and the team, including biographies of other members of the team, may be found on the advisor's website http://www.aiminvestments.com. The website is not part of this prospectus.

    The fund's Statement of Additional Information provides additional information about the portfolio managers' investments in the fund, a description of their compensation structure, and information regarding other accounts they manage.

OTHER INFORMATION
--------------------------------------------------------------------------------

PURCHASE AND REDEMPTION OF SHARES

The fund ordinarily effects orders to purchase and redeem shares at the fund's next computed net asset value after it receives an order. Insurance companies participating in the fund serve as the fund's designee for receiving orders of separate accounts that invest in the fund. The fund may postpone the right of redemption only under unusual circumstances, as allowed by the SEC, such as when the NYSE restricts or suspends trading.

    Although the fund generally intends to pay redemption proceeds solely in cash, the fund reserves the right to determine, in its sole discretion, whether to satisfy redemption requests by making payment in securities or other property (known as a redemption in kind).

    Shares of the fund are offered in connection with mixed and shared funding, i.e., to separate accounts of affiliated and unaffiliated insurance companies funding variable products. The fund currently offers shares only to insurance company separate accounts. In the future, the fund may offer them to pension and retirement plans that qualify for special federal income tax treatment. The fund and AIM have applied for regulatory relief to enable the fund's shares to be sold to and held by one or more fund of funds (open-end management investment companies or series thereof that offer their shares exclusively to insurance companies, their separate accounts and/or qualified plans). The fund plans to offer its shares to fund of funds following receipt of the requested regulatory relief. Due to differences in tax treatment and other considerations, the interests of fund shareholders, including variable product owners and plan participants investing in the fund (whether directly or indirectly through fund of funds), may conflict.

    Mixed and shared funding may present certain conflicts of interest. For example, violation of the federal tax laws by one insurance company separate account investing directly or indirectly in a fund could cause variable products funded through another insurance company separate account to lose their tax-deferred status, unless remedial actions were taken. The Board will monitor for the existence of any material conflicts and determine what action, if any, should be taken. A fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account (or plan) withdrawing because of a conflict.

EXCESSIVE SHORT-TERM TRADING ACTIVITY DISCLOSURES

The fund's investment programs are designed to serve long-term investors and are not designed to accommodate excessive short-term trading activity in violation of our policies described below. Excessive short-term trading activity in the fund's shares (i.e., purchases of fund shares followed shortly thereafter by redemptions of such shares, or vice versa) may hurt the long-term performance of the fund by requiring it to maintain an excessive amount of cash or to liquidate portfolio holdings at a disadvantageous time, thus interfering with the efficient management of the fund by causing it to incur increased brokerage and administrative costs. Where excessive short-term trading activity seeks to take advantage of arbitrage opportunities from stale prices for portfolio securities, the value of fund shares held by long-term investors may be diluted.

    The Board has adopted policies and procedures designed to discourage excessive short-term trading of fund shares. The fund may alter its policies and procedures at any time without giving prior notice to fund shareholders, if the advisor believes the change would be in the best interests of long-term investors.

    Pursuant to the fund's policies and procedures, AIM and its affiliates (collectively the AIM Affiliates) currently use the following tools designed to discourage excessive short-term trading in the fund:

(1) trade activity monitoring; and
(2) the use of fair value pricing consistent with procedures approved by the Board.

    Each of these tools is described in more detail below.

    In addition, restrictions designed to discourage or curtail excessive short-term trading activity may be imposed by the insurance companies and/or their separate accounts that invest in the fund on behalf of variable product owners. Variable product owners should refer to the applicable contract and related prospectus for more details.

TRADE ACTIVITY MONITORING

To detect excessive short-term trading activities, the AIM Affiliates will monitor, on a daily basis, selected aggregate purchase, or redemption trade orders placed by insurance companies and/or their separate accounts. The AIM Affiliates will seek to work with insurance companies to discourage variable product owners from engaging in abusive trading practices. However, the ability of the AIM Affiliates to monitor trades that are placed by variable product owners is severely if not completely limited due to the fact that the insurance companies

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

trade with the funds through omnibus accounts, and maintain the exclusive relationship with, and are responsible for maintaining the account records of, their variable product owners. There may also be legal and technological limitations on the ability of insurance companies to impose restrictions on the trading practices of their variable product owners. As a result, there can be no guarantee that the AIM Affiliates will be able to detect or deter market timing by variable product owners.

    If, as a result of this monitoring, the AIM Affiliates believe that a variable product owner has engaged in excessive short-term trading (regardless of whether or not the insurance company's own trading restrictions are exceeded), the AIM Affiliates will seek to act in a manner that they believe is consistent with the best interests of long-term investors, which may include taking steps such as (i) asking the insurance company to take action to stop such activities, or (ii) refusing to process future purchases related to such activities in the insurance company's account with the funds. AIM Affiliates will use reasonable efforts to apply the fund's policies uniformly given the potential limitations described above.

FAIR VALUE PRICING

Securities owned by a fund are to be valued at current market value if market quotations are readily available. All other securities and assets of a fund for which market quotations are not readily available are to be valued at fair value determined in good faith using procedures approved by the Board of the fund. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    See "Pricing of Shares--Determination of Net Asset Value" for more information.

RISKS

There is the risk that the fund's policies and procedures will prove ineffective in whole or in part to detect or prevent excessive short-term trading. Although these policies and procedures, including the tools described above, are designed to discourage excessive short-term trading, they do not eliminate the possibility that excessive short-term trading activity in the fund will occur. Moreover, each of these tools involves judgments that are inherently subjective. The AIM Affiliates seek to make these judgments to the best of their abilities in a manner that they believe is consistent with the best interests of long-term investors. However, there can be no assurance that the AIM Affiliates will be able to gain access to any or all of the information necessary to detect or prevent excessive short-term trading by a variable product owner. While the AIM Affiliates and the funds may seek to take actions with the assistance of the insurance companies that invest in the fund, there is the risk that neither the AIM Affiliates nor the fund will be successful in their efforts to minimize or eliminate such activity.

PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

The price of the fund's shares is the fund's net asset value per share. The fund values portfolio securities for which market quotations are readily available at market value. The fund values all other securities and assets for which market quotations are not readily available at their fair value in good faith using procedures approved by the Board of the fund. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on the prevailing exchange rates on that day.

    Even when market quotations are available, they may be stale or they may be unreliable because the security is not traded frequently, trading on the security ceased before the close of the trading market or issuer specific events occurred after the security ceased trading or because of the passage of time between the close of the market on which the security trades and the close of the NYSE and when the fund calculates its net asset value. Issuer specific events may cause the last market quotation to be unreliable. Such events may include a merger or insolvency, events which affect a geographical area or an industry segment, such as political events or natural disasters, or market events, such as a significant movement in the U.S. market. Where market quotations are not readily available, including where the advisor determines that the closing price of the security is unreliable, the advisor will value the security at fair value in good faith using procedures approved by the Board. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    Fair value is that amount that the owner might reasonably expect to receive for the security upon its current sale. Fair value requires consideration of all appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their net asset values.

    The advisor may use indications of fair value from pricing services approved by the Board. In other circumstances, the advisor valuation committee may fair value securities in good faith using procedures approved by the Board. As a means of evaluating its fair value process, the advisor routinely compares closing market prices, the next day's opening prices for the security in its primary market if available, and indications of fair value from other sources. Fair value pricing methods and pricing services can change from time to time as approved by the Board.

    Specific types of securities are valued as follows:

    Domestic Exchange Traded Equity Securities: Market quotations are generally available and reliable for domestic exchange traded equity securities. If market quotations are not available or are unreliable, the advisor will value the security at fair value in good faith using procedures approved by the Board.

    Foreign Securities: If market quotations are available and reliable for foreign exchange traded equity securities, the securities will

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

be valued at the market quotations. Because trading hours for certain foreign securities end before the close of the NYSE, closing market quotations may become unreliable. If between the time trading ends on a particular security and the close of the customary trading session on the NYSE events occur that are significant and may make the closing price unreliable, the fund may fair value the security. If an issuer specific event has occurred that the advisor determines, in its judgment, is likely to have affected the closing price of a foreign security, it will price the security at fair value. The advisor also relies on a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the close of the NYSE. For foreign securities where the advisor believes, at the approved degree of certainty, that the price is not reflective of current market value, the advisor will use the indication of fair value from the pricing service to determine the fair value of the security. The pricing vendor, pricing methodology or degree of certainty may change from time to time.

    Fund securities primarily traded on foreign markets may trade on days that are not business days of the fund. Because the net asset value of fund shares is determined only on business days of the fund, the value of the portfolio securities of a fund that invests in foreign securities may change on days when you will not be able to purchase or redeem shares of the fund.

    Fixed Income Securities: Government, corporate, asset-backed and municipal bonds and convertible securities, including high yield or junk bonds, are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. Prices received from pricing services are fair value prices. In addition, if the price provided by the pricing service is unreliable, the advisor valuation committee may fair value the security using procedures approved by the Board.

    Short-term Securities: The fund's short-term investments are valued at amortized cost when the security has 60 days or less to maturity.

    Futures and Options: Futures and options are valued on the basis of market quotations, if available.

    Open-end Funds: To the extent the fund invests in other open-end funds, the investing fund will calculate its net asset value using the net asset value of the underlying fund in which it invests.

    The fund discloses portfolio holdings at different times to insurance companies issuing variable products that invest in the fund, and in annual and semi-annual shareholder reports. Refer to such reports to determine the types of securities in which a fund has invested. You may also refer to the Statement of Additional Information to determine what types of securities in which the fund may invest. You may obtain copies of these reports or of the Statement of Additional Information from the insurance company that issued your variable product, or from the advisor as described on the back cover of this prospectus.

    The fund determines the net asset value of its shares on each day the NYSE is open for business, as of the close of the customary trading session, or earlier NYSE closing time that day.

TAXES

The amount, timing and character of distributions to the separate account may be affected by special tax rules applicable to certain investments purchased by the fund. Variable product owners should refer to the prospectus for their variable products for information regarding the tax consequences of owning such variable products and should consult their tax advisors before investing.

DIVIDENDS AND DISTRIBUTIONS

DIVIDENDS

The fund generally declares and pays dividends, if any, annually to separate accounts of insurance companies issuing the variable products. The fund expects that its distributions will consist primarily of capital gains.

CAPITAL GAINS DISTRIBUTIONS

The fund generally distributes long-term and short-term capital gains, if any, annually to separate accounts of insurance companies issuing the variable products.

    At the election of insurance companies issuing the variable products, dividends and distributions are automatically reinvested at net asset value in shares of the fund.

SHARE CLASSES

The fund has two classes of shares, Series I shares and Series II shares. Each class is identical except that Series II shares has a distribution or "Rule 12b-1 Plan" that is described in the prospectus relating to the Series II shares.

PAYMENTS TO INSURANCE COMPANIES

ADI, the distributor of the fund, or one or more of its corporate affiliates, may make cash revenue sharing payments to the insurance company that issued your variable product or its affiliates in connection with promotion of the fund and certain other marketing support services. ADI makes these payments from its own resources.

    ADI makes revenue sharing payments as incentives to certain insurance companies to promote the sale and retention of shares of the fund. The benefits ADI receives when it makes these payments may include, among other things, adding the fund to the list of underlying investment options in the insurance company's variable products, and access (in some cases on a preferential basis over other competitors) to individual members of an insurance company's sales force or to an insurance company's management. Revenue sharing payments are sometimes referred to as "shelf space" payments because the payments compensate the insurance company for including the fund in its variable products (on its "sales shelf"). ADI compensates insurance companies differently depending typically on

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

the level and/or type of considerations provided by the insurance companies. The revenue sharing payments ADI makes may be calculated on sales of shares of the fund (Sales-Based Payments), in which case the total amount of such payments shall not exceed 0.25% of the public offering price of all shares sold to the insurance company during the particular period. Such payments also may be calculated on the average daily net assets of the fund attributable to that particular insurance company (Asset-Based Payments), in which case the total amount of such cash payments shall not exceed 0.25% per annum of those assets during a defined period. Sales-Based Payments primarily create incentives to make sales of shares of the fund and Asset-Based Payments primarily create incentives to retain assets of the fund in insurance company separate accounts.

    ADI is motivated to make the payments described above in order to promote the sale of fund shares and the retention of those investments by clients of insurance companies. To the extent insurance companies sell more shares of the fund or retain shares of the fund in their variable product owners' accounts, ADI may directly or indirectly benefit from the incremental management and other fees paid to ADI or its affiliates by the fund with respect to those assets.

    In addition to the payments listed above, the advisor may also reimburse insurance companies for certain administrative services provided to variable product owners. Under a Master Administrative Services Agreement, between the fund and the advisor, the advisor is entitled to receive from the fund reimbursement of its costs or such reasonable compensation as may be approved by the Board. Under this arrangement, the advisor provides, or assures that insurance companies issuing variable products will provide, certain variable product owner-related services. These services, include, but are not limited to, facilitation of variable product owners' purchase and redemption requests; distribution to existing variable product owners of copies of fund prospectuses, proxy materials, periodic fund reports, and other materials; maintenance of variable product owners' records; and fund services and communications. Currently, these administrative service payments made by the fund to the advisor are subject to an annual limit of 0.25% of the average net assets invested in the fund by each insurance company. Any amounts paid by the advisor to an insurance company in excess of 0.25% of the average net assets invested in the fund are paid by the advisor out of its own financial resources, and not out of the fund's assets. Insurance companies may earn profits on these payments for these services, since the amount of the payments may exceed the cost of providing the service.

    You can find further details in the Statement of Additional Information about these payments and the services provided by insurance companies. In certain cases these payments could be significant to the insurance company. Your insurance company may charge you additional fees or commissions, on your variable product other than those disclosed in this prospectus. You can ask your insurance company about any payments it receives from AIM, ADI, or the fund, as well as about fees and/or commissions it charges.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the fund's financial performance of the fund's Series I shares. Certain information reflects financial results for a single fund share.

    The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

    The table shows the financial highlights for a share of the fund outstanding during each of the fiscal years indicated.

    The information for the fiscal year ended 2005 has been audited by PricewaterhouseCoopers LLP, whose report, along with the fund's financial statements, is included in the fund's annual report, which is available upon request. PricewaterhouseCoopers LLP was appointed by the Audit Committee of the Board as the fund's new independent registered public accounting firm. Such appointment was ratified and approved by the independent trustees of the Board. Information prior to fiscal year 2005 was audited by other independent registered public accountants.

                                                                                   SERIES I
                                                    ----------------------------------------------------------------------
                                                                           YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------------------------
                                                      2005           2004           2003           2002            2001
                                                    --------       --------       --------       --------       ----------
Net asset value, beginning of period                $  22.69       $  21.28       $  16.43       $  21.72       $    30.84
--------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                          0.03           0.02(a)       (0.04)(b)      (0.05)(b)        (0.05)(b)
--------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized
    and unrealized)                                     1.97           1.39           4.89          (5.24)           (7.17)
==========================================================================================================================
    Total from investment operations                    2.00           1.41           4.85          (5.29)           (7.22)
==========================================================================================================================
Less distributions:
  Dividends from net investment income                 (0.02)            --             --             --               --
--------------------------------------------------------------------------------------------------------------------------
  Distributions from net realized gains                   --             --             --             --            (1.90)
==========================================================================================================================
    Total distributions                                (0.02)            --             --             --            (1.90)
==========================================================================================================================
Net asset value, end of period                      $  24.67       $  22.69       $  21.28       $  16.43       $    21.72
__________________________________________________________________________________________________________________________
==========================================================================================================================
Total return(c)                                         8.79%          6.62%         29.52%       (24.35)%         (23.28)%
__________________________________________________________________________________________________________________________
==========================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)            $822,899       $886,990       $938,820       $763,038       $1,160,236
__________________________________________________________________________________________________________________________
==========================================================================================================================
Ratio of expenses to average net assets                 0.89%(d)       0.91%          0.85%          0.85%            0.85%
__________________________________________________________________________________________________________________________
==========================================================================================================================
Ratio of net investment income (loss) to average
  net assets                                            0.11%(d)       0.09%(a)      (0.23)%        (0.27)%          (0.22)%
__________________________________________________________________________________________________________________________
==========================================================================================================================
Portfolio turnover rate                                   97%            74%            61%            67%              65%
__________________________________________________________________________________________________________________________
==========================================================================================================================

(a) Net investment income (loss) per share and the ratio of net investment income (loss) to average net assets include a special cash dividend received of $3.00 per share owned of Microsoft Corp. on December 2, 2004. Net investment income (loss) per share and the ratio of net investment (loss) to average net assets excluding the special dividend are $(0.04) and (0.17)%, respectively.
(b) Calculated using average shares outstanding.
(c) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Total returns do not reflect charges assessed in connection with a variable product, which if included would reduce total returns.
(d) Ratios are based on average daily net assets of $828,851,813.

OBTAINING ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

More information may be obtained free of charge upon request. The Statement of Additional Information (SAI), a current version of which is on file with the Securities and Exchange Commission (SEC), contains more details about the fund and is incorporated by reference into the prospectus (is legally a part of the prospectus). Annual and semiannual reports to shareholders contain additional information about the fund's investments. The fund's annual report also discusses the market conditions and investment strategies that significantly affected the fund's performance during its last fiscal year. The fund also files its complete schedule of portfolio holdings with the SEC for the 1st and 3rd quarters of each fiscal year on Form N-Q.

If you wish to obtain free copies of the fund's current SAI or annual or semiannual reports, please contact the insurance company that issued your variable product, or you may contact us at

BY MAIL:               A I M Distributors, Inc.
                       11 Greenway Plaza, Suite 100
                       Houston, TX 77046-1173

BY TELEPHONE:          (800) 410-4246

Because you cannot purchase shares of the fund directly, these documents have not been made available on our website.
The fund's most recent portfolio holdings, as filed on Form N-Q, have also been made available to insurance companies issuing variable products that invest in the fund.

You can also review and obtain copies of the fund's SAI, financial reports, the fund's Forms N-Q and other information at the SEC's Public Reference Room in Washington, DC; on the EDGAR database on the SEC's Internet website (http://www.sec.gov); or, after paying a duplication fee, by sending a letter to the SEC's Public Reference Room, Washington, DC 20549-0102 or by sending an electronic mail request to publicinfo@sec.gov. Please call the SEC at 1-202-942-8090 for information about the Public Reference Room.

-------------------------------------------------
   AIM V.I. Capital Appreciation Fund Series I
   SEC 1940 Act file number: 811-0452
-------------------------------------------------

AIMinvestments.com     VICAP-PRO-1

                YOUR GOALS. OUR SOLUTIONS.   [AIM INVESTMENTS LOGO APPEARS HERE]
                 --Registered Trademark--          --Registered Trademark--

                                              AIM V.I. CAPITAL APPRECIATION FUND

                                                                     PROSPECTUS
                                                                    MAY 1, 2006

Series II shares

Shares of the fund are currently offered only to insurance company separate accounts funding variable annuity contracts and variable life insurance policies. AIM V.I. Capital Appreciation Fund seeks to provide growth of capital.

--------------------------------------------------------------------------------

This prospectus contains important information about the Series II class shares (Series II shares) of the fund. Please read it before investing and keep it for future reference.

As with all other mutual fund securities, the Securities and Exchange Commission has not approved or disapproved these securities or determined whether the information in this prospectus is adequate or accurate. Anyone who tells you otherwise is committing a crime.

An investment in the fund:
- is not FDIC insured;
- may lose value; and
- is not guaranteed by a bank.

                YOUR GOALS. OUR SOLUTIONS.   [AIM INVESTMENTS LOGO APPEARS HERE]
                 --Registered Trademark--          --Registered Trademark--

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES                  1
------------------------------------------------------
PRINCIPAL RISKS OF INVESTING IN THE FUND             1
------------------------------------------------------
PERFORMANCE INFORMATION                              2
------------------------------------------------------
Annual Total Returns                                 2

Performance Table                                    3

FEE TABLE AND EXPENSE EXAMPLE                        4
------------------------------------------------------
Fees and Expenses of the Fund                        4

Expense Example                                      4

HYPOTHETICAL INVESTMENT AND EXPENSE
  INFORMATION                                        5
------------------------------------------------------
DISCLOSURE OF PORTFOLIO HOLDINGS                     5
------------------------------------------------------
FUND MANAGEMENT                                      6
------------------------------------------------------
The Advisor                                          6

Advisor Compensation                                 6

Portfolio Manager(s)                                 6

OTHER INFORMATION                                    8
------------------------------------------------------
Purchase and Redemption of Shares                    8

Excessive Short-Term Trading Activity
  Disclosures                                        8

Trade Activity Monitoring                            8

Fair Value Pricing                                   9

Risks                                                9

Pricing of Shares                                    9

Taxes                                               10

Dividends and Distributions                         10

Share Classes                                       10

Distribution Plan                                   10

Payment to Insurance Companies                      10

FINANCIAL HIGHLIGHTS                                12
------------------------------------------------------
OBTAINING ADDITIONAL INFORMATION            Back Cover
------------------------------------------------------

The AIM Family of Funds, AIM and Design, AIM, AIM Funds, AIM Funds and Design, AIM Investments, AIM Investor, AIM Lifetime America, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con DISCIPLINA, Invest with DISCIPLINE, The AIM College Savings Plan, AIM Solo 401(k), AIM Investments and Design and Your goals. Our solutions. are registered service marks and AIM Bank Connection, AIM Internet Connect, AIM Private Asset Management, AIM Private Asset Management and Design, AIM Stylized and/or Design, AIM Alternative Assets and Design and myaim.com are service marks of A I M Management Group Inc. AIM Trimark is a registered service mark of A I M Management Group Inc. and AIM Funds Management Inc.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

    Shares of the fund are used as investment vehicles for variable annuity contracts and variable life insurance policies (variable products) issued by certain insurance companies. You cannot purchase shares of the fund directly. As an owner of a variable product (variable product owner) that offers the fund as an investment option, however, you may allocate your variable product values to a separate account of the insurance company that invests in shares of the fund.

    Your variable product is offered through its own prospectus, which contains information about your variable product, including how to purchase the variable product and how to allocate variable product values to the fund.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES
--------------------------------------------------------------------------------

The fund's investment objective is growth of capital. The investment objective of the fund may be changed by the Board of Trustees (the Board) without shareholder approval.

    The fund seeks to meet its objective by investing principally in common stocks of companies the portfolio managers believe are likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. The portfolio managers consider whether to sell a particular security when any of these factors materially changes. The fund may also invest up to 25% of its total assets in foreign securities. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

    In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments. As a result, the fund may not achieve its investment objective. For cash management purposes, the fund may also hold a portion of its assets in cash or cash equivalents, including shares of affiliated money market funds.

    A larger position in cash or cash equivalents could also detract from the achievement of the fund's objective but could also reduce the fund's exposure in the event of a market downturn.

PRINCIPAL RISKS OF INVESTING IN THE FUND
--------------------------------------------------------------------------------

There is a risk that you could lose all or a portion of your investment in the fund. The value of your investment in the fund will go up and down with the prices of the securities in which the fund invests. The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to common stocks of smaller companies, whose prices may go up and down more than common stocks of larger, more-established companies. Also, since common stocks of smaller companies may not be traded as often as common stocks of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

    The prices of foreign securities may be further affected by other factors, including:

- Currency exchange rates--The dollar value of the fund's foreign investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded.

- Political and economic conditions--The value of the fund's foreign investments may be adversely affected by political and social instability in their home countries and by changes in economic or taxation policies in those countries.

- Regulations--Foreign companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about foreign companies than about U.S. companies.

- Markets--The securities markets of other countries are smaller than U.S. securities markets. As a result, many foreign securities may be less liquid and more volatile than U.S. securities.

    These factors may affect the prices of securities issued by foreign companies located in developing countries more than those in countries with mature economies. For example, many developing countries have, in the past, experienced high rates of inflation or sharply devaluated their currencies against the U.S. dollar, thereby causing the value of investments in companies located in those countries to decline. Transaction costs are often higher in developing countries and there may be delays in settlement procedures.

    To the extent the fund holds cash or cash equivalents for risk management, the fund may not achieve its investment objective.

    If the seller of a repurchase agreement in which the fund invests defaults on its obligation or declares bankruptcy, the fund may experience delays in selling the securities underlying the repurchase agreement. As a result, the fund may incur losses arising from decline in the value of those securities, reduced levels of income and expenses of enforcing its rights.

    There is no guarantee that the investment techniques and risk analyses used by the fund's portfolio managers will produce the desired results.

    An investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance is not necessarily an indication of its future performance. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

    Performance shown for periods prior to the inception date of the Series II shares are since the inception date of the Series I shares, adjusted to reflect the impact that the Rule 12b-1 plan of Series I shares would have had if the Series II shares had then existed. Series I shares are not offered by this prospectus. The Series I and Series II shares invest in the same portfolio of securities and will have substantially similar performance, except to the extent that the expenses borne by each share class differ. Series II shares have higher expenses (and therefore lower performance) resulting from its Rule 12b-1 plan, which provides for a maximum fee equal to an annual rate of 0.25% (expressed as a percentage of average daily net assets of the fund). All performance shown assumes the reinvestment of dividends and capital gains.

ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

The following bar chart shows changes in the performance of the fund's shares from year to year.

                                                                         ANNUAL
YEAR ENDED                                                               TOTAL
DECEMBER 31                                                             RETURNS
-----------                                                             --------
1996*.................................................................    17.29%
1997*.................................................................    13.22%
1998*.................................................................    19.01%
1999*.................................................................    44.26%
2000*.................................................................   -11.13%
2001*.................................................................   -23.47%
2002..................................................................   -24.52%
2003..................................................................    29.18%
2004..................................................................     6.33%
2005..................................................................     8.58%

* The returns shown for these periods are the blended returns of the historical performance of the fund's Series II shares since their inception and the restated historical performance of the fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date of the fund's Series II shares is August 21, 2001.

    During the periods shown in the bar chart, the highest quarterly return was 35.69% (quarter ended December 31, 1999) and the lowest quarterly return was -23.11% (quarter ended September 30, 2001).

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

PERFORMANCE INFORMATION (CONTINUED)
--------------------------------------------------------------------------------

PERFORMANCE TABLE

The following performance table compares the fund's performance to those of an unmanaged broad-based securities market index, style-specific index and peer-group index. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below. A fund's past performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

AVERAGE ANNUAL TOTAL RETURNS
-------------------------------------------------------------------------------
                                                                   SERIES I
                                                                    SHARES
(for the periods ended                                            INCEPTION
December 31, 2005)             1 YEAR   5 YEARS   10 YEARS           DATE
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation
  Fund                          8.58%   (2.94)%       5.73%         05/05/93(1)
Standard & Poor's 500
  Index(2,3)                    4.91%     0.54%       9.07%               --
Russell 1000--Registered
  Trademark-- Growth
  Index(3,4)                    5.26%   (3.58)%       6.73%               --
Lipper Multi-Cap Growth Fund
  Index(3,5)                    9.13%   (2.90)%       7.23%               --
-------------------------------------------------------------------------------

(1) The returns shown for these periods are the blended returns of the historical performance of the fund's Series II shares since their inception and the restated historical performance of the fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of the fund's Series I shares. The inception date of the fund's Series II shares is August 21, 2001.
(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has also included the Russell 1000--Registered Trademark-- Growth Index, which the fund believes more closely reflects the performance of the securities in which the fund invests. In addition, the Lipper Multi-Cap Growth Fund Index (which may or may not include the fund) is included for comparison to a peer-group.
(3) The indices may not reflect payment of fees, expenses or taxes.
(4) The Russell 1000--Registered Trademark-- Growth Index measures the performance of those Russell 1000--Registered Trademark-- Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000--Registered Trademark-- Index is comprised of 1000 of the largest capitalized U.S. domiciled companies whose common stock is traded in the United States. This index makes up the largest 1000 stocks of the Russell 3000--Registered Trademark-- universe.
(5) The Lipper Multi-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth category. These funds, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-Cap funds typically have between 25% and 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Multi-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 index. The S&P SuperComposite 1500 Index is a market cap weighted index made up of 1500 liquid securities of companies with market capitalizations of $300 million and above, and represents the small-, mid-, and large-cap markets.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

FEE TABLE AND EXPENSE EXAMPLE
--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND

The following table describes the fees and expenses that are incurred, directly or indirectly, when a variable product owner buys, holds, or redeems interest in an insurance company separate account that invests in the Series II shares of the fund but does not represent the effect of any fees or other expenses assessed in connection with your variable product, and if it did, expenses would be higher.

SHAREHOLDER FEES
--------------------------------------------------------------------------------
(fees paid directly from
your investment)                                                SERIES II SHARES
--------------------------------------------------------------------------------
Maximum Sales Charge (Load)                                            N/A

Maximum Deferred
Sales Charge (Load)                                                    N/A
--------------------------------------------------------------------------------

"N/A" in the above table means "not applicable."

ANNUAL FUND OPERATING EXPENSES (SERIES II SHARES)(1,2)
--------------------------------------------------------------------------------
(expenses that are deducted
from Series II share assets)                                    SERIES II SHARES
--------------------------------------------------------------------------------
Management Fees                                                       0.61%

Distribution and/or Service (12b-1) Fees                              0.25

Other Expenses                                                        0.29

Total Annual Fund
Operating Expenses(3)                                                 1.15
--------------------------------------------------------------------------------

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2005 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.
(2) As a result of a reorganization of another fund into AIM V.I. Capital Appreciation Fund, which will occur on or about May 1, 2006, the fund's Total Annual Fund Operating Expenses have been restated to reflect such reorganization.
(3) The fund's advisor has contractually agreed to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series II shares to 1.45% of average daily net assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the number reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items; (v) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees; and (vi) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the expense offset arrangements from which the fund may benefit are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation agreement is in effect through April 30, 2007.

EXPENSE EXAMPLE

This example is intended to help you compare the costs of investing in the Series II shares of the fund with investing in other mutual funds. This example does not represent the effect of any fees or other expenses assessed in connection with your variable product, and if it did, expenses would be higher.

    The example assumes that you invest $10,000 in the fund's Series II shares for the time periods indicated. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same and includes the effect of any contractual fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

SERIES II SHARES                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund          $117     $365      $633      $1,398
--------------------------------------------------------------------------------

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

HYPOTHETICAL INVESTMENT AND EXPENSE INFORMATION
--------------------------------------------------------------------------------

The settlement agreement between A I M Advisors, Inc. and certain of its affiliates (collectively, AIM Affiliates) and the New York Attorney General requires A I M Advisors, Inc. and certain of its affiliates to provide certain hypothetical information regarding investment and expense information. The chart below is intended to reflect the annual and cumulative impact of the fund's expenses, including investment advisory fees and other fund costs, on the fund's return over a 10-year period. The example reflects the following:

    - You invest $10,000 in the fund and hold it for the entire 10 year period;

    - Your investment has a 5% return before expenses each year; and

    - The fund's current annual expense ratio includes any applicable contractual fee waiver or expense reimbursement for the period committed.

There is no assurance that the annual expense ratio will be the expense ratio for the fund for any of the years shown. To the extent that A I M Advisors, Inc. and certain of its affiliates make any fee waivers and/or expense reimbursements pursuant to a voluntary arrangement, your actual expenses may be less. The chart does not take into account any fees or other expenses assessed in connection with your variable product; if it did, the expenses shown would be higher, while the ending balance shown would be lower. This is only a hypothetical presentation made to illustrate what expenses and returns would be under the above scenarios, your actual returns and expenses are likely to differ (higher or lower) from those shown below.

           SERIES II               YEAR 1          YEAR 2       YEAR 3       YEAR 4       YEAR 5
--------------------------------------------------------------------------------------------------
Annual Expense Ratio(1)               1.15%           1.15%        1.15%        1.15%        1.15%
Cumulative Return Before
  Expenses                            5.00%          10.25%       15.76%       21.55%       27.63%
Cumulative Return After
  Expenses                            3.85%           7.85%       12.00%       16.31%       20.79%
End of Year Balance              $10,385.00      $10,784.82   $11,200.04   $11,631.24   $12,079.04
Estimated Annual Expenses        $   117.21      $   121.73   $   126.41   $   131.28   $   136.33
--------------------------------------------------------------------------------------------------

           SERIES II               YEAR 6       YEAR 7       YEAR 8       YEAR 9      YEAR 10
--------------------------------------------------------------------------------------------------
Annual Expense Ratio(1)               1.15%        1.15%        1.15%        1.15%        1.15%
Cumulative Return Before
  Expenses                           34.01%       40.71%       47.75%       55.13%       62.89%
Cumulative Return After
  Expenses                           25.44%       30.27%       35.29%       40.49%       45.90%
End of Year Balance              $12,544.09   $13,027.03   $13,528.57   $14,049.42   $14,590.33
Estimated Annual Expenses        $   141.58   $   147.03   $   152.69   $   158.57   $   164.68
--------------------------------------------------------------------------------------------------

(1) Your actual expenses may be higher or lower than those shown above.

DISCLOSURE OF PORTFOLIO HOLDINGS
--------------------------------------------------------------------------------

The fund's portfolio holdings are disclosed on a regular basis in its semi-annual and annual reports to shareholders, and on Form N-Q, which is filed with the Securities and Exchange Commission within 60 days of the fund's first and third quarter-ends. Due to the fact that you cannot purchase shares of the fund directly, these documents have not been made available on our website. However, these documents are available on the SEC's website at http://www.sec.gov. In addition, the fund's portfolio holdings as of each calendar quarter end are made available to insurance companies issuing variable products that invest in the fund.

    A description of the fund's policies and procedures with respect to the disclosure of the fund's portfolio holdings is available in the fund's Statement of Additional Information.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

THE ADVISOR

A I M Advisors, Inc. (the advisor or AIM) serves as the fund's investment advisor and is responsible for its day-to-day management. The advisor is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisor supervises all aspects of the fund's operations and provides investment advisory services to the fund, including obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the fund.

    The advisor has acted as an investment advisor since its organization in 1976. Today, the advisor, together with its subsidiaries, advises or manages over 200 investment portfolios, including the fund, encompassing a broad range of investment objectives.

    On October 8, 2004, INVESCO Funds Group, Inc. (IFG) (the former investment advisor to certain AIM funds), AIM and A I M Distributors, Inc. (ADI) (the distributor of the retail AIM funds) reached final settlements with certain regulators, including the SEC, the New York Attorney General and the Colorado Attorney General, to resolve civil enforcement actions and/or investigations related to market timing and related activity in the AIM funds, including those formerly advised by IFG. As part of the settlements, a $325 million fair fund ($110 million of which is civil penalties) has been created to compensate shareholders harmed by market timing and related activity in funds formerly advised by IFG. Additionally, AIM and ADI created a $50 million fair fund ($30 million of which is civil penalties) to compensate shareholders harmed by market timing and related activity in funds advised by AIM, which was done pursuant to the terms of the settlements. These two fair funds may increase as a result of contributions from third parties who reach final settlements with the SEC or other regulators to resolve allegations of market timing and/or late trading that also may have harmed applicable AIM funds. These two fair funds will be distributed in accordance with a methodology to be determined by AIM's independent distribution consultant, in consultation with AIM and the independent trustees of the AIM funds and acceptable to the staff of the SEC.

    Civil lawsuits, including a regulatory proceeding and purported class action and shareholder derivative suits, have been filed against certain of the AIM funds, IFG, AIM, ADI and/or related entities and individuals, depending on the lawsuit, alleging among other things: (i) that the defendants permitted improper market timing and related activity in the funds; (ii) that certain funds inadequately employed fair value pricing; (iii) that the defendants charged excessive advisory and/or distribution fees and failed to pass on to shareholders the perceived savings generated by economies of scale and that the defendants adopted unlawful distribution plans; and (iv) that the defendants improperly used the assets of the funds to pay brokers to aggressively promote the sale of the funds over other mutual funds and that the defendants concealed such payments from investors by disguising them as brokerage commissions.

    Additional civil lawsuits related to the above or other matters may be filed by regulators or private litigants against the AIM funds, IFG, AIM, ADI and/or related entities and individuals in the future. You can find more detailed information concerning all of the above matters, including the parties to the civil lawsuits and summaries of the various allegations and remedies sought in such lawsuits, in the fund's Statement of Additional Information.

    As a result of the matters discussed above, investors in the AIM funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

ADVISOR COMPENSATION

During the fund's last fiscal year ended December 31, 2005, the advisor received compensation of 0.61% of average daily net assets.

    A discussion regarding the basis for the Board approving the investment advisory agreement of the fund is available in the fund's annual report to shareholders for the twelve-month period ended December 31, 2005.

PORTFOLIO MANAGERS(S)

The following individuals are jointly and primarily responsible for the day-to-day management of the fund's portfolio:

- Lanny H. Sachnowitz (lead manager), Senior Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor and/or its affiliates since 1987. As the lead manager, Mr. Sachnowitz generally has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio construction techniques, portfolio risk assessment, and the management of daily cash flows in accordance with portfolio holdings. The degree to which Mr. Sachnowitz may perform these functions, and the nature of these functions, may change from time to time.

- Kirk L. Anderson, Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor and/or its affiliates since 1994.

- James G. Birdsall, Portfolio Manager, who has been responsible for the fund since 2005 and has been associated with the advisor since 1995.

- Robert J. Lloyd, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 2000. From 1997 to 2000, he was employed by American Electric Power.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------


    They are assisted by the advisor's Large/Multi-Cap Growth Team, which is comprised of portfolio managers, research analysts and other investment professionals. Team members provide research support and make securities recommendations with respect to the fund's portfolio, but do not have day-to-day management responsibilities with respect to the fund's portfolio. Members of the team may change from time to time. More information on these portfolio managers and the team, including biographies of other members of the team, may be found on the advisor's website http://www.aiminvestments.com. The website is not part of this prospectus.

    The fund's Statement of Additional Information provides additional information about the portfolio managers' investments in the fund, a description of their compensation structure, and information regarding other accounts they manage.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

OTHER INFORMATION
--------------------------------------------------------------------------------

PURCHASE AND REDEMPTION OF SHARES

The fund ordinarily effects orders to purchase and redeem shares at the fund's next computed net asset value after it receives an order. Insurance companies participating in the fund serve as the fund's designee for receiving orders of separate accounts that invest in the fund. The fund may postpone the right of redemption only under unusual circumstances, as allowed by the SEC, such as when the NYSE restricts or suspends trading.

    Although the fund generally intends to pay redemption proceeds solely in cash, the fund reserves the right to determine, in its sole discretion, whether to satisfy redemption requests by making payment in securities or other property (known as a redemption in kind).

    Shares of the fund are offered in connection with mixed and shared funding, i.e., to separate accounts of affiliated and unaffiliated insurance companies funding variable products. The fund currently offers shares only to insurance company separate accounts. In the future, the fund may offer them to pension and retirement plans that qualify for special federal income tax treatment. The fund and AIM have applied for regulatory relief to enable the fund's shares to be sold to and held by one or more fund of funds (open-end management investment companies or series thereof that offer their shares exclusively to insurance companies, their separate accounts and/or qualified plans). The fund plans to offer its shares to fund of funds following receipt of the requested regulatory relief. Due to differences in tax treatment and other considerations, the interests of fund shareholders, including variable product owners and plan participants investing in the fund (whether directly or indirectly through fund of funds), may conflict.

    Mixed and shared funding may present certain conflicts of interest. For example, violation of the federal tax laws by one insurance company separate account investing directly or indirectly in a fund could cause variable products funded through another insurance company separate account to lose their tax-deferred status, unless remedial actions were taken. The Board will monitor for the existence of any material conflicts and determine what action, if any, should be taken. A fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account (or plan) withdrawing because of a conflict.

EXCESSIVE SHORT-TERM TRADING ACTIVITY DISCLOSURES

The fund's investment programs are designed to serve long-term investors and are not designed to accommodate excessive short-term trading activity in violation of our policies described below. Excessive short-term trading activity in the fund's shares (i.e., purchases of fund shares followed shortly thereafter by redemptions of such shares, or vice versa) may hurt the long-term performance of the fund by requiring it to maintain an excessive amount of cash or to liquidate portfolio holdings at a disadvantageous time, thus interfering with the efficient management of the fund by causing it to incur increased brokerage and administrative costs. Where excessive short-term trading activity seeks to take advantage of arbitrage opportunities from stale prices for portfolio securities, the value of fund shares held by long-term investors may be diluted.

    The Board has adopted policies and procedures designed to discourage excessive short-term trading of fund shares. The fund may alter its policies and procedures at any time without giving prior notice to fund shareholders, if the advisor believes the change would be in the best interests of long-term investors.

    Pursuant to the fund's policies and procedures, AIM and its affiliates (collectively the AIM Affiliates) currently use the following tools designed to discourage excessive short-term trading in the fund:
(1) trade activity monitoring; and
(2) the use of fair value pricing consistent with procedures approved by the Board.

    Each of these tools is described in more detail below.

    In addition, restrictions designed to discourage or curtail excessive short-term trading activity may be imposed by the insurance companies and/or their separate accounts that invest in the fund on behalf of variable product owners. Variable product owners should refer to the applicable contract and related prospectus for more details.

TRADE ACTIVITY MONITORING

To detect excessive short-term trading activities, the AIM Affiliates will monitor, on a daily basis, selected aggregate purchase, or redemption trade orders placed by insurance companies and/or their separate accounts. The AIM Affiliates will seek to work with insurance companies to discourage variable product owners from engaging in abusive trading practices. However, the ability of the AIM Affiliates to monitor trades that are placed by variable product owners is severely if not completely limited due to the fact that the insurance companies trade with the funds through omnibus accounts, and maintain the exclusive relationship with, and are responsible for maintaining the account records of, their variable product owners. There may also be legal and technological limitations on the ability of insurance companies to impose restrictions on the trading practices of their variable product owners. As a result, there can be no guarantee that the AIM Affiliates will be able to detect or deter market timing by variable product owners.

    If, as a result of this monitoring, the AIM Affiliates believe that a variable product owner has engaged in excessive short-term trading (regardless of whether or not the insurance company's own trading restrictions are exceeded), the AIM Affiliates will seek to act in a manner that they believe is consistent with the best interests of long-term investors, which may include taking steps such as (i) asking the insurance company to take action to stop such activities, or (ii) refusing to process future purchases related to such activities in the insurance company's account with the funds. AIM Affiliates will use reasonable efforts to apply the fund's policies uniformly given the potential limitations described above.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

FAIR VALUE PRICING

Securities owned by a fund are to be valued at current market value if market quotations are readily available. All other securities and assets of a fund for which market quotations are not readily available are to be valued at fair value determined in good faith using procedures approved by the Board of the fund. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    See "Pricing of Shares--Determination of Net Asset Value" for more information.

RISKS

There is the risk that the fund's policies and procedures will prove ineffective in whole or in part to detect or prevent excessive short-term trading. Although these policies and procedures, including the tools described above, are designed to discourage excessive short-term trading, they do not eliminate the possibility that excessive short-term trading activity in the fund will occur. Moreover, each of these tools involves judgments that are inherently subjective. The AIM Affiliates seek to make these judgments to the best of their abilities in a manner that they believe is consistent with the best interests of long-term investors. However, there can be no assurance that the AIM Affiliates will be able to gain access to any or all of the information necessary to detect or prevent excessive short-term trading by a variable product owner. While the AIM Affiliates and the funds may seek to take actions with the assistance of the insurance companies that invest in the fund, there is the risk that neither the AIM Affiliates nor the fund will be successful in their efforts to minimize or eliminate such activity.

PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

The price of the fund's shares is the fund's net asset value per share. The fund values portfolio securities for which market quotations are readily available at market value. The fund values all other securities and assets for which market quotations are not readily available at their fair value in good faith using procedures approved by the Board of the fund. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on the prevailing exchange rates on that day.

    Even when market quotations are available, they may be stale or they may be unreliable because the security is not traded frequently, trading on the security ceased before the close of the trading market or issuer specific events occurred after the security ceased trading or because of the passage of time between the close of the market on which the security trades and the close of the NYSE and when the fund calculates its net asset value. Issuer specific events may cause the last market quotation to be unreliable. Such events may include a merger or insolvency, events which affect a geographical area or an industry segment, such as political events or natural disasters, or market events, such as a significant movement in the U.S. market. Where market quotations are not readily available, including where the advisor determines that the closing price of the security is unreliable, the advisor will value the security at fair value in good faith using procedures approved by the Board. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    Fair value is that amount that the owner might reasonably expect to receive for the security upon its current sale. Fair value requires consideration of all appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their net asset values.

    The advisor may use indications of fair value from pricing services approved by the Board. In other circumstances, the advisor valuation committee may fair value securities in good faith using procedures approved by the Board. As a means of evaluating its fair value process, the advisor routinely compares closing market prices, the next day's opening prices for the security in its primary market if available, and indications of fair value from other sources. Fair value pricing methods and pricing services can change from time to time as approved by the Board of Trustees.

    Specific types of securities are valued as follows:

    Domestic Exchange Traded Equity Securities: Market quotations are generally available and reliable for domestic exchange traded equity securities. If market quotations are not available or are unreliable, the advisor will value the security at fair value in good faith using procedures approved by the Board.

    Foreign Securities: If market quotations are available and reliable for foreign exchange traded equity securities, the securities will be valued at the market quotations. Because trading hours for certain foreign securities end before the close of the NYSE, closing market quotations may become unreliable. If between the time trading ends on a particular security and the close of the customary trading session on the NYSE events occur that are significant and may make the closing price unreliable, the fund may fair value the security. If an issuer specific event has occurred that the advisor determines, in its judgment, is likely to have affected the closing price of a foreign security, it will price the security at fair value. The advisor also relies on a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the close of the NYSE. For foreign securities where the advisor believes, at the approved degree of certainty, that the price is not reflective of current market value, the advisor will use the indication of fair value from the pricing service to determine the fair value of the security. The pricing vendor, pricing methodology or degree of certainty may change from time to time.

    Fund securities primarily traded on foreign markets may trade on days that are not business days of the fund. Because the net asset value of fund shares is determined only on business days of the fund,

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

the value of the portfolio securities of a fund that invests in foreign securities may change on days when you will not be able to purchase or redeem shares of the fund.

    Fixed Income Securities: Government, corporate, asset-backed and municipal bonds and convertible securities, including high yield or junk bonds, are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. Prices received from pricing services are fair value prices. In addition, if the price provided by the pricing service is unreliable, the advisor valuation committee may fair value the security using procedures approved by the Board.

    Short-term Securities: The fund's short-term investments are valued at amortized cost when the security has 60 days or less to maturity.

    Futures and Options: Futures and options are valued on the basis of market quotations, if available.

    Open-end Funds: To the extent the fund invests in other open-end funds, the investing fund will calculate its net asset value using the net asset value of the underlying fund in which it invests.

    The fund discloses portfolio holdings at different times to insurance companies issuing variable products that invest in the fund, and in annual and semi-annual shareholder reports. Refer to such reports to determine the types of securities in which a fund has invested. You may also refer to the Statement of Additional Information to determine what types of securities in which the fund may invest. You may obtain copies of these reports or of the Statement of Additional Information from the insurance company that issued your variable product, or from the advisor as described on the back cover of this prospectus.

    The fund determines the net asset value of its shares on each day the NYSE is open for business, as of the close of the customary trading session, or earlier NYSE closing time that day.

TAXES

The amount, timing and character of distributions to the separate account may be affected by special tax rules applicable to certain investments purchased by the fund. Variable product owners should refer to the prospectus for their variable products for information regarding the tax consequences of owning such variable products and should consult their tax advisors before investing.

DIVIDENDS AND DISTRIBUTIONS

DIVIDENDS

The fund generally declares and pays dividends, if any, annually to separate accounts of insurance companies issuing the variable products. The fund expects that its distributions will consist primarily of capital gains.

CAPITAL GAINS DISTRIBUTIONS

The fund generally distributes long-term and short-term capital gains, if any, annually to separate accounts of insurance companies issuing the variable products.

    At the election of insurance companies issuing the variable products, dividends and distributions are automatically reinvested at net asset value in shares of the fund.

SHARE CLASSES

The fund has two classes of shares, Series I shares and Series II shares. Each class is identical except that Series II shares has a distribution or "Rule 12b-1 Plan" which is described in this prospectus.

DISTRIBUTION PLAN

The fund has adopted a distribution or "Rule 12b-1" plan for its Series II shares. The plan allows the fund to pay distribution fees to life insurance companies and others to promote the sale and distribution of Series II shares. The plan provides for a maximum fee equal to an annual rate of 0.25% (expressed as a percentage of average daily net assets of the fund). Because the fund pays these fees out of its assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of charges.

PAYMENTS TO INSURANCE COMPANIES

The insurance company that issued your variable product, or one of its affiliates may receive all the Rule 12b-1 distribution fees discussed above. In addition to those payments, ADI, the distributor of the fund, or one or more of its corporate affiliates, may make additional cash revenue sharing payments to the insurance company or an affiliate in connection with promotion of the fund and certain other marketing support services. ADI makes these payments from its own resources.

    ADI makes revenue sharing payments as incentives to certain insurance companies to promote the sale and retention of shares of the fund. The benefits ADI receives when it makes these payments may include, among other things, adding the fund to the list of underlying investment options in the insurance company's variable products, and access (in some cases on a preferential basis over other competitors) to individual members of an insurance company's sales force or to an insurance company's management. Revenue sharing payments are sometimes referred to as "shelf space" payments because the payments compensate the insurance company for including the fund in its variable products (on its "sales shelf"). ADI compensates insurance companies differently depending typically on the level and/or type of considerations provided by the insurance companies. The revenue sharing payments ADI makes may be calculated on sales of shares of the fund (Sales-Based Payments), in which case the total amount of such payments shall not exceed 0.25% of the public offering price of all shares sold to the insurance company during the particular period. Such payments also may be

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

calculated on the average daily net assets of the fund attributable to that particular insurance company (Asset-Based Payments), in which case the total amount of such cash payments shall not exceed 0.25% per annum of those assets during a defined period. Sales-Based Payments primarily create incentives to make sales of shares of the fund and Asset-Based Payments primarily create incentives to retain assets of the fund in insurance company separate accounts.

    ADI is motivated to make the payments described above in order to promote the sale of fund shares and the retention of those investments by clients of insurance companies. To the extent insurance companies sell more shares of the fund or retain shares of the fund in their variable product owners' accounts, ADI may directly or indirectly benefit from the incremental management and other fees paid to ADI or its affiliates by the fund with respect to those assets.

    In addition to the payments listed above, the advisor may also reimburse insurance companies for certain administrative services provided to variable product owners. Under a Master Administrative Services Agreement, between the fund and the advisor, the advisor is entitled to receive from the fund reimbursement of its costs or such reasonable compensation as may be approved by the Board of the fund. Under this arrangement, the advisor provides, or assures that insurance companies issuing variable products will provide, certain variable product owner-related services. These services, include, but are not limited to, facilitation of variable product owners' purchase and redemption requests; distribution to existing variable product owners of copies of fund prospectuses, proxy materials, periodic fund reports, and other materials; maintenance of variable product owners' records; and fund services and communications. Currently, these administrative service payments made by the fund to the advisor are subject to an annual limit of 0.25% of the average net assets invested in the fund by each insurance company. Any amounts paid by the advisor to an insurance company in excess of 0.25% of the average net assets invested in the fund are paid by the advisor out of its own financial resources, and not out of the fund's assets. Insurance companies may earn profits on these payments for these services, since the amount of the payments may exceed the cost of providing the service.

    You can find further details in the Statement of Additional Information about these payments and the services provided by insurance companies. In certain cases these payments could be significant to the insurance company. Your insurance company may charge you additional fees or commissions, on your variable product other than those disclosed in this prospectus. You can ask your insurance company about any payments it receives from AIM, ADI, or the fund, as well as about fees and/or commissions it charges.

                       ----------------------------------
                       AIM V.I. CAPITAL APPRECIATION FUND
                       ----------------------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the fund's financial performance of the fund's Series II shares. Certain information reflects financial results for a single Series II share.

    The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

    The table shows the financial highlights for a share of the fund outstanding during each of the fiscal year (or period) indicated.

    The information for the fiscal year ended 2005 has been audited by PricewaterhouseCoopers LLP, whose report, along with the fund's financial statements, is included in the fund's annual report, which is available upon request. PricewaterhouseCoopers LLP was appointed by the Audit Committee of the Board as the fund's new independent registered public accounting firm. Such appointment was ratified and approved by the independent trustees of the Board. Information prior to fiscal year 2005 was audited by other independent registered public accountants.

                                                                                       SERIES II
                                                      ---------------------------------------------------------------------------
                                                                                                                  AUGUST 21, 2001
                                                                                                                    (DATE SALES
                                                                     YEAR ENDED DECEMBER 31,                       COMMENCED) TO
                                                      -----------------------------------------------------        DECEMBER 31,
                                                        2005            2004           2003          2002              2001
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                  $  22.50       $    21.16       $ 16.38       $ 21.70          $  23.19
---------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                           (0.03)           (0.02)(a)     (0.09)(b)     (0.09)(b)         (0.04)(b)
---------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized
    and unrealized)                                       1.96             1.36          4.87         (5.23)             0.45
=================================================================================================================================
    Total from investment operations                      1.93             1.34          4.78         (5.32)             0.41
=================================================================================================================================
Less distributions from net realized gains                  --               --            --            --             (1.90)
=================================================================================================================================
Net asset value, end of period                        $  24.43       $    22.50       $ 21.16       $ 16.38          $  21.70
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Total return(c)                                           8.58%            6.33%        29.18%       (24.52)%            1.94%
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)              $339,190       $  136,982       $70,466       $23,893          $  3,527
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratio of expenses to average net assets                   1.14%(d)         1.16%         1.10%         1.10%             1.09%(e)
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratio of net investment income (loss) to average net
  assets                                                (0.14)%(d)       (0.16)%(a)     (0.48)%       (0.52)%          (0.46)%(e)
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Portfolio turnover rate                                     97%              74%           61%           67%               65%
_________________________________________________________________________________________________________________________________
=================================================================================================================================

(a) Net investment income (loss) per share and the ratio of net investment income (loss) to average net assets include a special cash dividend received of $3.00 per share owned of Microsoft Corp. on December 2, 2004. Net investment income (loss) per share and the ratio of net investment (loss) to average net assets excluding the special dividend are $(0.08) and (0.42)%, respectively.
(b) Calculated using average shares outstanding.
(c) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Total returns are not annualized and do not reflect charges assessed in connection with a variable product, which if included would reduce total returns.
(d) Ratios are based on average daily net assets of $224,842,465.
(e) Annualized.

OBTAINING ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

More information may be obtained free of charge upon request. The Statement of Additional Information (SAI), a current version of which is on file with the Securities and Exchange Commission (SEC), contains more details about the fund and is incorporated by reference into the prospectus (is legally a part of the prospectus). Annual and semiannual reports to shareholders contain additional information about the fund's investments. The fund's annual report also discusses the market conditions and investment strategies that significantly affected the fund's performance during its last fiscal year. The fund also files its complete schedule of portfolio holdings with the SEC for the 1st and 3rd quarters of each fiscal year on Form N-Q.

If you wish to obtain free copies of the fund's current SAI or annual or semiannual reports, please contact the insurance company that issued your variable product, or you may contact us at

BY MAIL:               A I M Distributors, Inc.
                       11 Greenway Plaza, Suite 100
                       Houston, TX 77046-1173

BY TELEPHONE:          (800) 410-4246

Because you cannot purchase shares of the fund directly, these documents have not been made available on our website.
The fund's most recent portfolio holdings, as filed on Form N-Q, have also been made available to insurance companies issuing variable products that invest in the fund.

You can also review and obtain copies of the fund's SAI, financial reports, the fund's Forms N-Q and other information at the SEC's Public Reference Room in Washington, DC; on the EDGAR database on the SEC's Internet website (http://www.sec.gov); or, after paying a duplication fee, by sending a letter to the SEC's Public Reference Room, Washington, DC 20549-0102 or by sending an electronic mail request to publicinfo@sec.gov. Please call the SEC at 1-202-942-8090 for information about the Public Reference Room.

----------------------------------------
   AIM V.I. Capital Appreciation Fund Series II
   SEC 1940 Act file number: 811-07452
----------------------------------------
AIMinvestments.com     VICAP-PRO-2
                YOUR GOALS. OUR SOLUTIONS.   [AIM INVESTMENTS LOGO APPEARS HERE]
                 --Registered Trademark--          --Registered Trademark--

                                                                    APPENDIX III

AIM V.I. CAPITAL APPRECIATION FUND

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE                                                pany's earnings drivers. Our team meets
                                                                                           with company management to evaluate
                                                                                           proprietary products and the quality of
========================================================================================   management. We also analyze trends and
                                                                                           the competitive landscape. We believe
PERFORMANCE SUMMARY                                                                        stocks that pass our quantitative and
                                             ===========================================   fundamental screens are more likely to
For the six months ended June 30, 2006,                                                    outperform.
AIM V.I. Capital Appreciation Fund had       FUND VS. INDEXES
negative returns but outperformed the                                                         We construct the portfolio using a
Fund's style-specific index, the Russell     CUMULATIVE TOTAL RETURNS, 12/31/05-6/30/06,   bottom-up strategy, which focuses on
1000 Growth Index, by a narrow margin.       EXCLUDING VARIABLE PRODUCT ISSUER             stocks rather than on industries or
                                             CHARGES.                                      sectors. While there are no formal
   The Fund underperformed the broad         IF VARIABLE PRODUCT ISSUER CHARGES WERE       sector guidelines or constraints,
market as represented by the S&P 500         INCLUDED, RETURNS WOULD BE LOWER.             internal controls and proprietary
Index largely due to an overweight                                                         software help us monitor risk levels and
position and stock selection in the          Series I Shares                       -0.36%  sector concentration.
health care sector. An overweight
position versus the benchmark in the         Series II Shares                      -0.49      Our sell process is designed to avoid
information technology sector, the                                                         high risk situations we believe may lead
weakest-performing sector in the broad       Standard & Poor's Composite Index             to underperformance, including:
market during the period, also detracted     of 500 Stocks (S&P 500 Index)
from performance. However, exposure to       (Broad Market Index)                   2.71   o  Deteriorating business prospects.
mid- and small-cap holdings, which
generally outperformed large-cap stocks      Russell 1000 Growth Index                     o  Extended valuation.
during the reporting period, some-what       (Style-Specific Index)                -0.93
offset the Fund's relative                                                                 o  Slowing earnings growth.
underperformance. Both the S&P 500 Index     Lipper Multi-Cap Growth Fund Index
and the                                      (Peer Group Index)                     0.13   o  A weakened balance sheet.

                                             SOURCE: LIPPER INC.                           MARKET CONDITIONS AND YOUR FUND
                                             ===========================================
                                                                                           After posting strong performance during
                                             Russell 1000 Growth Index consist             the first four months of 2006, domestic
                                             primarily of large-cap stocks.                equities retreated over the last two
                                                                                           months of the reporting period largely
                                                Your Fund's long-term performance          due to fears that inflation might lead
                                             appears on page 4.                            the U.S. Federal Reserve Board to
                                                                                           continue raising interest rates, which
========================================================================================   could challenge continued economic
                                                                                           expansion. During the reporting period,
HOW WE INVEST                                   Our quantitative model ranks               small- and mid-cap stocks generally
                                             companies based on factors we have found      outperformed large caps. Positive
We believe a growth investment strategy      to be highly correlated with                  performance was broad among S&P 500
is an essential component of a               outperformance in the growth universe,        sectors with energy, telecommunication
diversified portfolio. Our investment        including earnings, quality, valuation        services, industrials and materials
process combines quantitative and            and risk assessment.                          delivering the highest returns.
fundamental analysis to find companies
exhibiting long-term, sustainable               Stocks ranked highest by our                  In this environment, the Fund
earnings and cash flow growth that is        quantitative model are the focus of our       outperformed the Russell 1000 Growth
not yet reflected in investor                research. Our fundamental analysis seeks      Index by a narrow
expectations or equity valuations.           to determine a com-

========================================     ========================================    ===========================================

PORTFOLIO COMPOSITION                        TOP 5 INDUSTRIES*                           TOP 10 EQUITY HOLDINGS*

By sector                                     1. Pharmaceuticals                  7.3%    1. Cisco Systems, Inc.                2.6%

Information Technology              25.7%     2. Communications Equipment         7.0     2. Amdocs Ltd.                        2.3

Industrials                         17.4      3. Semiconductors                   6.1     3. Google Inc.--Class A               2.1

Health Care                         15.6      4. Investment Banking & Brokerage   5.3     4. QUALCOMM Inc.                      1.9

Consumer Discretionary              13.9      5. Aerospace & Defense              4.6     5. Analog Devices, Inc.               1.8

Financials                          11.2                                                  6. Goldman Sachs Group, Inc. (The)    1.8

Energy                               6.0     TOTAL NET ASSETS             $1.6 BILLION    7. Roche Holding A.G. Switzerland)    1.8
                                             TOTAL NUMBER OF HOLDINGS*             111
Materials                            4.1                                                  8. JPMorgan Chase & Co.               1.8

Consumer Staples                     3.9                                                  9. Boeing Co. (The)                   1.6

Telecommunication Services           0.6                                                 10. Burlington Northern Santa Fe Corp. 1.6

Money Market Funds
Plus Other Assets Less Liabilities   1.6

The Fund's holdings are subject to change, and there is no assurance that the Fund will continue to hold any particular security.
*Excluding money market fund holdings.

========================================     ========================================     ========================================

AIM V.I. CAPITAL APPRECIATION FUND

margin. The Fund outperformed the            ment supplier Alcon. An overweight                        LANNY H. SACHNOWITZ,
benchmark by the widest margin in the        position in health care providers versus     [SACHNOWITZ  senior portfolio manager,
industrials, energy, consumer                the style-specific benchmark also            PHOTO]       is lead manager of AIM V.I.
discretionary and materials sectors but      detracted from performance, and holdings                  Capital Appreciation Fund.
underperformed in the health care and        CIGNA, AETNA and UNITEDHEALTH GROUP                       He joined AIM in 1987 as a
consumer staples sectors.                    negatively affected Fund returns. While      money market trader and research analyst.
                                             we sold Alcon, Cigna and UnitedHealth        Mr. Sachnowitz earned a B.S. in finance
   The industrials sector benefited from     Group, we continued to own Aetna at          from the University of Southern California
a broad-based rally during the first         the close of the reporting period.           and an M.B.A. from the University of
quarter of 2006. Electrical equipment                                                     Houston.
holdings that performed well for the            Several notable detractors from Fund
Fund included ABB LTD. and ROCKWELL          performance in the information                            KIRK L. ANDERSON,  portfolio
AUTOMATION. The Fund no longer owned         technology sector included YAHOO!, APPLE     [ANDERSON    manager, is manager of AIM
Rockwell Automation stock at the end of      COMPUTER and EBAY. While these companies     PHOTO]       V.I. Capital Appreciation
the reporting period. Aerospace and          reported quarterly earnings generally in                  Fund. He joined AIM in 1994.
defense holdings BOEING and GENERAL          line with expectations, they did not                      Mr. Anderson earned a B.A. in
DYNAMICS also performed well. Machinery      deliver the earnings upside many             political science from Texas A&M
holdings that contributed to Fund            investors have come to expect. We owned      University and an M.S. in finance from the
performance included CATERPILLAR and         Apple Computer and eBay at the close of      University of Houston.
KOMATSU. We sold the Caterpillar holding     the reporting period, but we sold Yahoo!
during the reporting period. Railroad                                                                  JAMES G. BIRDSALL,  portfolio
holding BURLINGTON NORTHERN SANTA FE was        During the reporting period, our          [BIRDSALL    manager,  is manager of AIM
another key contributor as the company       investment process led us to reduce          PHOTO]       V.I. Capital Appreciation
continued to exceed expectations due to      exposure to the health care, energy and                   Fund. He joined AIM
strong demand growth and pricing gains.      materials sectors. Proceeds from these                    Investments in 1995. Mr.
                                             sales were invested primarily in                          Birdsall earned a B.B.A. with
   Outperformance in the energy sector       industrials and information technology       a concentration in finance from Stephen F.
was driven largely by the Fund's             stocks that we believed possessed            Austin State University. He also earned an
overweight position relative to the          attractive fundamentals and higher           M.B.A. with a concentration in finance and
style-specific benchmark, as energy was      upside to earnings estimates.                international business from the University
one of the top-performing sectors in the                                                  of St. Thomas.
broad market. Several holdings made key      IN CLOSING
contributions, including OCCIDENTAL                                                                    ROBERT J. LLOYD,  Chartered
PETROLEUM, VALERO ENERGY and BAKER           During the reporting period, we              [LLOYD       Financial Analyst,  portfolio
HUGHES.                                      considered the fundamentals of growth        PHOTO]       manager,  is manager of AIM
                                             stocks to be generally attractive. As a                   V.I. Capital Appreciation
   Solid stock selection in the consumer     group, growth companies boasted healthy                   Fund. He joined AIM in 2000.
discretionary sector resulted in             cash flows, strong balance sheets and        He served eight years in the U.S. Navy as
positive returns for the reporting           positive earnings growth. Additionally,      a Naval Flight Officer flying the S-3B
period, while the benchmark index posted     growth stocks were generally                 Viking. Mr. Lloyd earned a B.B.A. from the
negative returns in that sector. Many        attractively priced relative to other        University of Notre Dame and an M.B.A.
consumer-related stocks struggled during     stocks with less attractive                  from the University of Chicago.
the reporting period due to concerns         fundamentals. While growth stocks have
that higher interest rates would crimp       generally lagged the broad market in         Assisted by the Large/Multi-Cap Growth
consumer spending and slow the economy.      recent years, investors have started to      Team
Despite these concerns, we were able to      recognize and reward these
find some stocks that held up, including     characteristics. As always, we thank you
specialty retail holdings OFFICE DEPOT,      for your continued investment in AIM                   [RIGHT ARROW GRAPHIC]
ANN TAYLOR STORES and BEST BUY. Each of      V.I. Capital Appreciation Fund.
these stocks made key contributions to                                                    FOR A DISCUSSION OF THE RISKS OF
performance.                                 THE VIEWS AND OPINIONS EXPRESSED IN          INVESTING IN YOUR FUND, INDEXES USED IN
                                             MANAGEMENT'S DISCUSSION OF FUND              THIS REPORT AND YOUR FUND'S LONG-TERM
   In the materials sector, solid stock      PERFORMANCE ARE THOSE OF A I M ADVISORS,     PERFORMANCE, PLEASE TURN TO PAGE 4.
selection in the metals and mining           INC. THESE VIEWS AND OPINIONS ARE
industry contributed positively to Fund      SUBJECT TO CHANGE AT ANY TIME BASED ON
performance. Holdings that performed         FACTORS SUCH AS MARKET AND ECONOMIC
well included copper producer PHELPS         CONDITIONS. THESE VIEWS AND OPINIONS MAY
DODGE and iron ore and coal producer BHP     NOT BE RELIED UPON AS INVESTMENT ADVICE
BILLITON. Both stocks benefited from         OR RECOMMENDATIONS, OR AS AN OFFER FOR A
high commodity prices during much of the     PARTICULAR SECURITY. THE INFORMATION IS
reporting period.                            NOT A COMPLETE ANALYSIS OF EVERY ASPECT
                                             OF ANY MARKET, COUNTRY, INDUSTRY,
   The fund underperformed its               SECURITY OR THE FUND. STATEMENTS OF FACT
style-specific benchmark by the widest       ARE FROM SOURCES CONSIDERED RELIABLE,
margin in the health care sector, due        BUT A I M ADVISORS, INC. MAKES NO
primarily to weak performance by a           REPRESENTATION OR WARRANTY AS TO THEIR
number of the Fund's health care             COMPLETENESS OR ACCURACY. ALTHOUGH
equipment and supplies holdings,             HISTORICAL PERFORMANCE IS NO GUARANTEE
including equip-                             OF FUTURE RESULTS, THESE INSIGHTS MAY
                                             HELP YOU UNDERSTAND OUR INVESTMENT
                                             MANAGEMENT PHILOSOPHY

                                                                     APPENDIX IV

FINANCIAL HIGHLIGHTS

The following schedule presents financial highlights for a share of the Fund outstanding throughout the periods indicated.

                                                                               SERIES I
                                      ------------------------------------------------------------------------------------------
                                      SIX MONTHS
                                         ENDED                                   YEAR ENDED DECEMBER 31,
                                       JUNE 30,           ----------------------------------------------------------------------
                                         2006               2005           2004           2003           2002            2001
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of
  period                              $    24.67          $  22.69       $  21.28       $  16.43       $  21.72       $    30.84
--------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)              0.01              0.03           0.02(a)       (0.04)(b)      (0.05)(b)        (0.05)(b)
--------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities
    (both realized and unrealized)         (0.09)             1.97           1.39           4.89          (5.24)           (7.17)
================================================================================================================================
    Total from investment
      operations                           (0.08)             2.00           1.41           4.85          (5.29)           (7.22)
================================================================================================================================
Less distributions:
  Dividends from net investment
    income                                    --             (0.02)            --             --             --               --
--------------------------------------------------------------------------------------------------------------------------------
  Distributions from net realized
    gains                                     --                --             --             --             --            (1.90)
================================================================================================================================
    Total distributions                       --             (0.02)            --             --             --            (1.90)
================================================================================================================================
Net asset value, end of period        $    24.59          $  24.67       $  22.69       $  21.28       $  16.43       $    21.72
________________________________________________________________________________________________________________________________
================================================================================================================================
Total return(c)                            (0.32)%            8.79%          6.62%         29.52%        (24.35)%         (23.28)%
________________________________________________________________________________________________________________________________
================================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s
  omitted)                            $1,187,261          $822,899       $886,990       $938,820       $763,038       $1,160,236
________________________________________________________________________________________________________________________________
================================================================================================================================
Ratio of expenses to average net
  assets                                    0.90%(d)          0.89%          0.91%          0.85%          0.85%            0.85%
================================================================================================================================
Ratio of net investment income
  (loss) to average net assets              0.10%(d)          0.11%          0.09%(a)      (0.23)%        (0.27)%          (0.22)%
________________________________________________________________________________________________________________________________
================================================================================================================================
Portfolio turnover rate(e)                    66%               97%            74%            61%            67%              65%
________________________________________________________________________________________________________________________________
================================================================================================================================

(a) Net investment income (loss) per share and the ratio of net investment income (loss) to average net assets include a special cash dividend received of $3.00 per share owned of Microsoft Corp. on December 2, 2004. Net investment income (loss) per share and the ratio of net investment income (loss) to average net assets excluding the special dividend are $(0.04) and (0.17)%, respectively.
(b)  Calculated using average shares outstanding.
(c) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Total returns are not annualized for periods less than one year and do not reflect charges assessed in connection with a variable product, which if included would reduce total returns.
(d) Ratios are annualized and based on average daily net assets of $970,173,600.
(e) Portfolio turnover is calculated at the fund level and is not annualized for periods less than one year.

                                                                                 SERIES II
                                          ---------------------------------------------------------------------------------------
                                                                                                                  AUGUST 21, 2001
                                          SIX MONTHS                                                                (DATE SALES
                                            ENDED                      YEAR ENDED DECEMBER 31,                     COMMENCED) TO
                                           JUNE 30,        ------------------------------------------------        DECEMBER 31,
                                             2006            2005        2004          2003          2002              2001
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period       $  24.43        $  22.50    $  21.16       $ 16.38       $ 21.70          $  23.19
---------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                (0.02)          (0.03)      (0.02)(a)     (0.09)(b)     (0.09)(b)         (0.04)(b)
---------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both
    realized and unrealized)                  (0.10)           1.96        1.36          4.87         (5.23)             0.45
=================================================================================================================================
    Total from investment operations          (0.12)           1.93        1.34          4.78         (5.32)             0.41
=================================================================================================================================
Less distributions from net realized
  gains                                          --              --          --            --            --             (1.90)
=================================================================================================================================
Net asset value, end of period             $  24.31        $  24.43    $  22.50       $ 21.16       $ 16.38          $  21.70
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Total return(c)                               (0.49)%          8.58%       6.33%        29.18%       (24.52)%            1.94%
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)   $391,976        $339,190    $136,982       $70,466       $23,893          $  3,527
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratio of expenses to average net assets        1.15%(d)        1.14%       1.16%         1.10%         1.10%             1.09%(e)
=================================================================================================================================
Ratio of net investment income (loss) to
  average net assets                          (0.15)%(d)      (0.14)%     (0.16)%(a)    (0.48)%       (0.52)%           (0.46)%(e)
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Portfolio turnover rate(f)                       66%             97%         74%           61%           67%               65%
_________________________________________________________________________________________________________________________________
=================================================================================================================================

(a) Net investment income (loss) per share and the ratio of net investment income (loss) to average net assets include a special cash dividend received of $3.00 per share owned of Microsoft Corp. on December 2, 2004. Net investment income (loss) per share and the ratio of net investment income (loss) to average net assets excluding the special dividend are $(0.08) and (0.42)%, respectively.
(b)  Calculated using average shares outstanding.
(c) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Total returns are not annualized for periods less than one year and do not reflect charges assessed in connection with a variable product, which if included would reduce total returns.
(d) Ratios are annualized and based on average daily net assets of $373,502,489.
(e)  Annualized.
(f) Portfolio turnover is calculated at the fund level and is not annualized for periods less than one year.